Exhibit 10.16

OFFICE LEASE

331 FAIRCHILD DRIVE

CARRAMERICA NATIONAL AVENUE, L.L.C.,

a Delaware limited liability company

as Landlord,

and

AUDIENCE, INC.,

a Delaware corporation

as Tenant.

(i)

F RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

G MARKET RENT ANALYSIS

H INTENTIONALLY DELETED

I HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

J SIGNAGE PLAN

K AT&T EQUIPMENT

(ii)

INDEX OF MAJOR DEFINED TERMS

Page
Abatement Event	46
Additional Rent	9
Advocate Arbitrators.	7
Alterations	21
Arbitration Agreement	7
Bank Prime Loan	50
Base Building	22, Exhibit B
Base Building Plans	Exhibit B
Base Rent	8
Base, Shell and Core	Exhibit B
Books and Records	20
Briefs	7
Brokers	67
Building	4
Building Systems	19
CC&Rs	17
Change in Control	38
Common Areas	4
Contemplated Effective Date	37
Contemplated Transfer	36
Contemplated Transfer Space	37
Cosmetic Alterations	22
Damage Termination Date	32
Damage Termination Notice	32
Direct Expenses	9
Effective Date	2
Eligibility Period	46
Environmental Laws	55
Estimate	15
Estimate Statement	15
Estimated Direct Expenses	15
Excess	15
Expense Year	9
Force Majeure	55
Hazardous Material(s)	55
Intention to Transfer Notice	36
Landlord	1
Landlord Repair Notice	31
Lease	1
Lease Commencement Date	5
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Lines	68

(iii)

INDEX OF MAJOR DEFINED TERMS

Page
Mail	51
Management Standard	19
Market Rent	6
Market Rent,	6
Net Worth	23
Neutral Arbitrator	7
Nine Month Period	37
Notices	51
Objectionable Name	49
Operating Expenses	10
Option Rent	6
Option Term	5
Option Term TI Allowance	2
Other Improvements	67
Outside Agreement Date	6
Outside Date	2
Permitted Assignee	39
Permitted Transfer	38
Permitted Transferee	39
Permitted Transferees	39
Premises	4
Project	4
Proposition 13	13
Rebuttals	7
Recapture Notice	37
Renovations	68
Rent	9
rentable square feet	5
Ruling	8
Security Deposit	47
SNDA	42
Statement	14
Subject Space	34
Summary	1
Superior Holders	41
Surrendered Improvements	40
Tax Expenses	13
Tenant	1
Tenant Work Letter	4
Tenant’s Repair Obligations	19
Tenant’s Share	14
Tenant’s Signage	48
Tenant’s Subleasing Costs	36
Termination Extension Notice	2

(iv)

INDEX OF MAJOR DEFINED TERMS

Page
Termination Notice	2
Transfer	34
Transfer Agreement	37
Transfer Notice	34
Transfer Premium	36
Transferee	34
Transfers	34

(v)

331 FAIRCHILD DRIVE

MOUNTAIN VIEW, CALIFORNIA

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between CARRAMERICA NATIONAL AVENUE, L.L.C., a Delaware limited liability company (“Landlord”), and AUDIENCE, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	June 5, 2012

2. Premises (Article 1).

2.1 Building:	That certain to be constructed three (3)-story office building to be located at the following street address: 331 Fairchild Drive Mountain View, California

2.2 Premises:	The entire Building, which shall contain approximately 87,565 rentable square feet of space.

3. Lease Term (Article 2).

3.1 Lease Term:	Ten (10) years.

3.2 Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the later to occur of (a) the date upon which the Premises are Ready for Occupancy, and (b) June 1, 2013. The Commencement Date may be subject to adjustment as provided in the Tenant Work Letter (defined in Section 1.1.1 of the Lease).

3.3 Lease Expiration Date:	If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the tenth (10th) anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

4. Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rental Rate Per Rentable Square Foot*
1**	$3,677,730.00	$306,477.50	$3.50
2	$3,788,061.96	$315,671.83	$3.61
3	$3,901,703.76	$325,141.98	$3.71
4	$4,018,754.88	$334,896.24	$3.82
5	$4,139,317.56	$344,943.13	$3.94
6	$4,263,497.04	$355,291.42	$4.06
7	$4,391,401.92	$365,950.16	$4.18
8	$4,523,144.04	$376,928.67	$4.30
9	$4,658,838.36	$388,236.53	$4.43
10	$4,798,603.44	$399,883.62	$4.57

*

The Monthly Installment of Base Rent for the first (1st) Lease Year was calculated by multiplying $3.50 by the number of rentable square feet of space in the Premises (87,565 rentable square feet). In all subsequent Lease Years, the calculation of Monthly Installment of Base Rent reflects an annual increase of 3.0%.

**	Tenant shall not be obligated to pay Base Rent for the first (1st) month of the Lease Term.

5. Parking (Article 22):	Three and 3/10 (3.3) unreserved parking spaces for each 1,000 rentable square feet of space in the Premises (which equals a total of 289 unreserved parking spaces based on 87,565 rentable square feet of space in the Premises), at no charge. Parking is on an unassigned, first-come, first-serve basis.

6. Tenant’s Share (Article 4):	100%.

7. Permitted Use (Article 5):	(i) General office, (ii) research and development and (iii) any other uses associated with Tenant’s business (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, in no event may Tenant’s Permitted Use violate, (A) any “Applicable Laws,” as that term is set forth in Article 24 of this Lease, or (B) all applicable zoning, building codes and the “CC&Rs,” as that term is set forth in Section 5.3 of this Lease.

8. Security Deposit (Article 21):	$459,135.62.

9. Address of Tenant (Article 28):	Audience, Inc. 440 Clyde Avenue Mountain View, CA 94043 Attention: VP Operations (before the Lease Commencement Date) and

Audience, Inc. 331 Fairchild Drive Mountain View, California Attention: VP Operations (from and after the Lease Commencement Date)

10. Address of Landlord (Article 28):	See Article 28 of the Lease.

11. Broker(s) (Section 29.24):

Landlord:

Cassidy Turley Northern California, Inc.

475 El Camino Real, Suite 100

Santa Clara, California 95050

Representing Landlord

Tenant:

Kidder Mathews 3945 Freedom Circle, Suite 900

Santa Clara, California 95054

Representing Tenant

12. Tenant Improvement Allowance (Exhibit B):	$55.00 per rentable square foot of the Premises (i.e., $4,816,075.00 based on 87,565 rentable square feet of space in the Premises).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto, and an outline of the Project is set forth in Exhibit A-1 attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location and configuration of the Premises only, and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Premises in its then-existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter.

1.1.2 The Building and The Project. The Premises consist of the entire building set forth in Section 2.1 of the Summary (referred to herein as the “Building”). The Building will be part of an office project to be known as “331 Fairchild Drive.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which will be improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas shall be located (as such parcel may be increased or decreased by Landlord from time-to-time).

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project (if any), and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project that are outside of the Building and which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time in accordance with the terms of Article 5 of this Lease, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises or Tenant’s parking rights. In addition, provided Tenant leases one hundred percent (100%) of the Building, Tenant shall have the exclusive right to use the outdoor patio area adjacent to and serving the Building (the “Patio Area”), and, Tenant may use such Patio Area for special events, outdoor dining and outdoor seating. Tenant’s use of the Patio Area shall be subject to (i) such rules and regulations as Landlord may promulgate from time to time (subject to the restrictions set forth in Section 5.2 of this Lease)and (ii) all Applicable Laws. Tenant shall be responsible, at Tenant’s sole cost and expense, to keep the Patio Area in a clean and neat condition acceptable to Landlord, including, without limitation, keeping the Patio Area free from paper litter, dishes and utensils and promptly cleaning up food and beverage spills. Tenant’s insurance and indemnity obligations under this Lease shall also pertain to the Patio Area as if the Patio Area were a part of the Premises.

1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” in the Premises and the Building set forth in Section 2.2 of the Summary of Basic Lease Information shall be final and binding on both Landlord and Tenant for all purposes under this Lease.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall commence on the “Lease Commencement Date,” as that term is set forth in Section 3.2 of the Summary, and shall terminate on the “Lease Expiration Date,” as that term is set forth in Section 3.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof; provided, however, that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord within said five (5) day period. Tenant’s failure to execute and return such notice to Landlord within such time shall be conclusive upon Tenant that the information set forth in such notice is as specified therein.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the originally named Tenant herein (the “Original Tenant”) and any “Permitted Assignee”, as that term is defined in Section 14.8 below, one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”). The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 2.2.3, below, provided that, as of the date of delivery of such notice, (i) Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease), and (ii) Tenant has not sublet (excluding any subleases pursuant to Section 14.8 of this Lease, below) more than fifty percent (50%) of the Premises. Upon the proper exercise of the option to extend, the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Assignee and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee or sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease). In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2.2, then the option to extend granted to Tenant pursuant to the terms of this Section 2.2 shall automatically terminate and shall be of no further force or effect.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Market Rent,” as that term is defined in Exhibit G, attached hereto, as such Market Rent is determined pursuant to Exhibit G, attached hereto. The calculation of the “Market Rent” shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit G, and, thereafter, the Market Rent shall be stated as a “Net Equivalent Lease Rate” for the Option Term.

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than nineteen (19) months nor less than thirteen (13) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord shall, within fifteen (15) days following Landlord’s receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to irrevocably exercise such option, Tenant shall, on or before the date occurring twelve (12) months prior to the expiration of the initial Lease Term, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice. If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice, then Tenant shall be deemed to have accepted the Option Rent set forth in the Option Rent Notice.

2.2.4 Determination of Option Rent. In the event Tenant timely and appropriately irrevocably exercises its option to extend the Lease but rejects the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the “Outside Agreement Date”), then the Option Rent shall be determined by arbitration as required pursuant to the terms of this Section 2.2.4, and each party shall thereafter make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraising office rent applicable to first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel. The decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

2.2.4.3 Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

(i) Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

(ii) An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

(iii) That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) business days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

(iv) That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “Rebuttals”); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

(v) The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the

Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within sixty (60) days following the appointment of the Neutral Arbitrator;

(vi) That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

(vii) That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

(viii) That Landlord and Tenant shall be allowed to present oral arguments, including rebuttal arguments, at the arbitration; and

(ix) That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent.

2.2.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party. Landlord and Tenant shall each pay the fees of their respective Advocate Arbitrator, and the fees of the Neutral Arbitrator shall be paid one-half by Landlord and one-half by Tenant.

ARTICLE 3

BASE RENT

3.1 In General. Commencing on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, to Landlord by a check or bank wire for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term, following any free-rent or rent abatement period, shall be paid by Tenant to Landlord on or before the date that occurs thirty (30) days prior to the anticipated Lease Commencement Date. If the obligation to pay Base Rent commences on other than the first day of a calendar month, or if the Lease Term terminates on other than the last day of a calendar month, the Base Rent for such first or last month of the Lease Term shall be prorated based on the number of days the Lease Term is in effect during such month. If any increase in Base Rent falls on a day of the month other than the first day of such month, the Base Rent for any fractional month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be determined in accordance with the preceding two (2) sentences.

3.2 Abated Base Rent. During the first (1st) full calendar month of the Lease Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $306,477.50, which amount shall be subject to adjustment based upon any remeasurement of the Premises pursuant to Section 1.2 of this Lease. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.5 and 4.2.1 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord and Tenant understand and agree that this Lease is a “triple net” Lease. Tenant recognizes and acknowledges, without limiting the generality of any other terms, covenants, conditions or provisions of this Lease, that it is the intent of the parties hereto that the Base Rent provided to be paid by Tenant to Landlord shall be net to Landlord, and, except as otherwise provided herein, any and all expenses incurred in connection with the Premises, the Building and the Project, or in connection with the operations thereof, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises, the Building and the Project, together with the appurtenances thereto, shall be paid by Tenant in addition to the Base Rent specified in this Lease.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues (provided that Landlord shall not pre-pay Operating Expenses for future Expense Years) during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord (including, without limitation, commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood and other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, trust deed or other encumbrance now or hereafter in force against the Building or Project or any portion thereof); (iv) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, without limitation, resurfacing, repainting, restriping and cleaning; (vi) fees, charges and other costs, including a project management fee (or amounts in lieu thereof) equal to three percent (3%) of the monthly Base Rent and Direct Expenses payable by Tenant under this Lease (provided that during the Rent Abatement Period, the amount of Base Rent for purposes of such calculation shall be deemed to be $0), consulting fees (including, without limitation, any consulting fees incurred in connection with the procurement of insurance), legal fees and accounting fees, of all contractors, engineers, consultants and all other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, administration, maintenance and repair of the Building and the Project; (vii) payments under any equipment rental agreements or management agreements (including the cost of any actual or charged management fee, but not to exceed three percent (3%) as set forth in sub-item (vi), above, and the actual or charged rental of any management office space, provided the size of such office space, and the rent charged for such office space, shall not exceed the size or fair market rental value, as applicable, of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization in accordance with sound real estate management and accounting principles consistent with the practices of owners of Comparable Buildings (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation, cleaning or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation, except for capital improvements or other costs to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to the then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date, or (E) which are repairs, replacements or modifications of the “Building Systems,” as that term is defined in Article 7 of this Lease, below; provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles consistent with the practices of owners of Comparable Buildings ; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project with any other project, or related to the use or operation of the Project.

Notwithstanding the foregoing or anything in this Lease to the contrary, Operating Expenses shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following: (a) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting area; (b) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction; (c) depreciation and interest and principal payments on mortgages and other debt costs, if any (not including interest on amortization as allowed pursuant to item (xii and xiii), above); (d) marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing or promotion of the Project; (e) costs for which the Landlord is reimbursed by insurance, or would have been reimbursed by insurance if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease; (f) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind; (g) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (h) late charges, penalties, liquidated damages, and interest; (i) amount paid as ground rental or as rental for the Project; (j) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities); (k) costs of capital repairs and alterations, capital improvements and equipment, or any other capital expenditures except to the extent expressly permitted in and amortized pursuant to clauses (xii) and (xiii) above; (l) any project management fee other than the project management fee described in clause (vi) above, and any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (m) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord; (n) all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord or actually reimburses Landlord (other than through operating costs or expenses), or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (o) electric power and other utility costs and building maintenance or repair or costs attributable to leasable area in the Project, it being acknowledged that, with respect to the Premises, Tenant shall incur such costs directly (except to the extent related to the Sub-Slab System or the Remediation Equipment); (p) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (q) any costs expressly excluded from Operating Expenses elsewhere in the Lease; (r) costs arising from Landlord’s charitable or political contributions; (s) costs incurred by Landlord in connection with the installation, operation, maintenance, repair, and monitoring of the “Sub-Slab System” and the “Remediation Equipment” as those terms are defined in Section 29.19 of this Lease, below or any other cost arising from or related to the investigation, monitoring, or remediation of the MEW Site (as that term is defined in Section 29.19 of this Lease), including without limitation, costs (including attorneys fees, engineer fees, consultant fees and all other persons engaged by Landlord) related to the design and implementation of any institutional controls, deed restrictions, or any operations, maintenance, monitoring or management plans relating to MEW Site, any governmental agency oversight costs, indoor and ambient air monitoring costs, and electricity and utility costs to operate the Sub-Slab System and the Remediation Equipment); (u) fines and penalties occasioned by the act, omission or violation of any Applicable Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (v) costs incurred in connection with the presence, investigation, monitoring, abatement, removal and remediation of any Hazardous Material, provided, however, that the provisions of this sub-item (v) shall not preclude the inclusion of costs with respect to materials (whether existing at the Project as of the date of this Lease or subsequently introduced to the Project) which are not, as of the date of this Lease (or as of the date of introduction), deemed to be Hazardous Material (it being understood and agreed that Tenant shall nonetheless be responsible for all costs of remediation and removal of Hazardous Material to the extent caused by Tenant Parties and to the extent required by Environmental Law; (w) costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same are distinguished from the costs of operation, management, maintenance and repair of the Building and/or the Project, including, without limitation, entity accounting and legal matters; (x) accounting and legal fees relating to the construction, leasing, sale of the Building or any litigation regarding the Building; (y) costs arising in connection with the sale, financing, or marketing of the Building or any portion thereof; (z) any costs which would result in Landlord being reimbursed for any item more than 100% of the total cost actually incurred by Landlord for such item (except for interest on amortized capital expenditures as provided in clauses (xii) and (xiii) above); (aa) any premiums, deductibles or other costs related to acquiring, maintaining or processing claims under any environmental insurance; provided, however, the foregoing shall not exclude normal and customary costs of environmental insurance to the extent carried by the landlords of the Comparable Buildings, and (bb) insurance deductibles exceeding commercially reasonable amounts, provided, however, that, (i) earthquake insurance deductibles shall not be in excess of five percent (5.0%) of the total insurable value of the Property per occurrence, and, any earthquake insurance deductible amount included in Operating Expenses below the foregoing five percent (5%) threshold shall be amortized over a period of twelve (12) years and Tenant shall only be required to pay for such amortized amount during the remaining Lease Term, and (ii) any other insurance deductibles up to $100,000.00 per occurrence shall be deemed commercially reasonable.

4.2.4 Taxes.

4.2.4.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, business taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.4.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises, the tenant improvements in the Premises, or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. All assessments which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of the Comparable Buildings) and shall be included as Tax Expenses in the year in which the installment is actually paid.

4.2.4.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses (a “Tax Appeal”) and the filing of any such Tax Appeal by Tenant without Landlord’s consent shall constitute a default by Tenant under this Lease; provided, however, if Landlord does not initiate within thirty (30) days after written request by Tenant and thereafter diligently pursue a Tax Appeal, Tenant shall have the right to do so and if Tenant’s Tax Appeal results in a refund or reduction of such Tax Expenses, then within thirty (30) days after Landlord’s receipt of the refund, Landlord shall refund to Tenant all costs and expenses incurred by Tenant (to the extent the refund exceeds such costs and expenses) and Tenant’s Share of the remaining amount of such abatement or refund as a credit to be applied by Landlord against Rent next becoming due. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due.

4.2.5 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises, as set forth in Section 2.2 of the Summary, by 100, and dividing the product by the total number of rentable square feet in the office area of the Building.

4.3 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.3.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall give to Tenant within six (6) months following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay within thirty (30) days the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease, or if insufficient Rent remains for such credit, cash in the amount of such Excess. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Operating Expenses relate.

4.3.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Statement or the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.4.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days following

Tenant’s receipt of a written invoice from Landlord, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.4.2 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Landlord’s Books and Records. Notwithstanding anything to the contrary contained in this Lease, if, within ninety (90) days after receipt of a Statement by Tenant, Tenant (i) reasonably disputes any amounts set forth in any Statement described above in this Article 4, and (ii) is not then in default in the payment of scheduled Rent under this Lease, then Tenant shall have the right to cause Landlord’s general ledger of accounts and any other relevant books and records with respect to such disputed Statement only to be audited by a nationally or regionally recognized firm utilizing certified public accountants reasonably approved by Landlord, at no cost or expense to Landlord, which has prior experience in the review of financial statements and which shall not be retained by Tenant on a contingency fee basis; provided, however, Tenant shall not have the right to perform any such audit more than one (1) time for any Expense Year during the Lease Term. Any audit conducted by or on behalf of Tenant shall be completed in a diligent manner and timely manner (but in any event within two (2) months after Tenant is given access to all of Landlord’s relevant books and records) and shall be performed at Landlord’s office during Landlord’s normal business hours and in a manner so as to minimize interference with Landlord’s business operations. Landlord shall have no obligation and Tenant shall have no right to make photocopies of any of Landlord’s ledgers, invoices or other items. Tenant agrees to keep, and to cause Tenant’s accountant and its employees to keep, all information revealed by any audit of Landlord’s books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, Tenant’s accountants, legal advisors, financial advisors and any Tenant Parties with a need to know such information unless compelled to do so by a court of law, and Tenant and its auditor shall sign a confidentiality agreement reflecting such confidentiality. Tenant’s audit shall be limited to an on-site review of Landlord’s general ledger of accounts and supporting documentation and any other relevant books and records. If after such audit, Landlord and Tenant dispute the results of such audit, the parties and their advisors shall meet and use good faith efforts to resolve such dispute. If the parties fail to resolve such dispute with thirty (30) days, then, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses. The amounts payable under this Section 4.5 by Landlord to Tenant or by Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. Tenant agrees that this Section 4.5 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Materials,” as that term is defined effecting Section 29.18. Tenant shall not use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project that comply with the provisions of Section 5.3 below. Notwithstanding anything set forth in this Lease to the contrary, Landlord shall not modify the Rules and Regulations in a manner, or create any new Rule or Regulation, which will materially interfere with the normal and customary conduct of Tenant’s business for the Permitted Use or materially increase the obligations of Tenant under this Lease.

5.3 CC&Rs. Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s reasonable discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs, provided, that the same do not unreasonably interfere with Tenant’s use of the Premises for the Permitted Use or Tenant’s parking rights or materially increase the obligations or decrease the rights of Tenant under this Lease. Landlord shall provide Tenant with copies of any such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1 In General. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services; provided, however, Landlord shall design and construct the Building in accordance with the “Base Building Plans,” as that term is defined in Section 1.1 of the Tenant Work Letter.

6.1.1 All utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider.

6.1.2 Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Office R&D Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

ARTICLE 7

REPAIRS

7.1 Tenant’s Obligations.

7.1.1 Tenant Repair Obligations. Tenant shall, throughout the Lease Term, at its sole cost and expense, , subject to Section 7.2.1, Articles 11 and 13 of this Lease and the applicable warranty provisions of the Tenant Work Letter, (A) keep, maintain, repair and replace as required, the interior of the Premises and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, including without limitation all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements and any Alterations, (B) except as otherwise expressly provided in Article

24 of this Lease, maintain the Premises in compliance with the “Applicable Laws,” as that term is defined in Article 24 of this Lease, below, and (C) keep and maintain the Premises in good order and condition, and repair, replace and improve every part thereof, (items (A)-(C) shall collectively be referred to herein as the, “Tenant’s Repair Obligations”), including, without limitation, the following: (1) interior glass and interior windows, window frames and window casements (including the repairing, resealing, cleaning and replacing of interior windows); (2) interior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) serving the Premises, including (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant’s security systems in or about or serving the Premises; (7) Tenant’s signage; and (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing. Tenant shall have the benefit of all contract warranties available to Landlord regarding the HVAC systems and equipment.

7.1.2 Management Standards. Tenant shall manage and operate the Premises and perform its duties under this Lease in a manner consistent with the standards followed by Landlord and other first-class institutional owners and management companies that are managing “Comparable Buildings,” as that term is defined in Exhibit G (the “Management Standard”).

7.1.2.1 Service Agreements. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable first-class condition, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, and (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service company to perform its maintenance, repair and replacement obligations hereunder with respect to the HVAC systems (which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis), the building fire/life-safety systems and the electrical and plumbing systems (a “Service Contract”). Tenant shall deliver full and complete copies of all such Service Contracts to Landlord within thirty (30) days after the effective date of such Service Contract. In addition, Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to the Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Agreements to Landlord and/or a copy of the Preventative Maintenance Records.

7.1.2.2 Pest Control. Tenant shall also be responsible for all pest control within the Premises.

7.1.2.3 Landlord’s Right to Perform Tenant’s Repair Obligations. Except with respect to an “Emergency,” Tenant shall notify Landlord in writing at least five (5) business days prior to performing any repair or replacement of a major component of a Building System that costs in excess of $50,000 (a “Material Tenant’s Repair Obligation”). Upon receipt of such notice from Tenant, Landlord shall have the right to submit a bid to Tenant for such work, and, if Tenant selects Landlord’s bid, Landlord and Tenant shall enter into a commercially reasonable repair contract within five (5) business days following receipt of notice from Tenant that Landlord is the lowest bidder, and Tenant shall pay Landlord the cost thereof in accordance with the terms of such contract. If Tenant defaults, beyond any applicable notice and cure periods set forth in this Lease, in the performance of any such Material Tenant’s Repair Obligation, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor. As used in this Section 7.1.2.3, an “Emergency” shall mean (i) any repair or replacement required to cause a non-functioning Building System to be functional, (ii) an event threatening immediate and material danger to people located in the Building, or immediate, material damage to the Base Building, Sub-Slab System, Tenant Improvements, or Alterations, or (iii) a failure of the Building Systems that prevents Tenant from reasonably using the Premises, or a material portion thereof, for the Permitted Use.

7.1.3 Books and Records. Tenant shall maintain complete, detailed and accurate records, books and accounts of all funds disbursed in connection with Tenant’s management and operation of the Premises (excepting salary disbursements internal to Tenant), including all corrective and preventive repairs and maintenance (collectively, the “Books and Records”). Tenant shall endeavor to retain any such Books or Records until the same are at least three (3) years old.

7.1.4 Tenant’s Risk Management Obligations. Tenant shall promptly investigate and make a full timely written report to Landlord as to all alleged claims for personal injury relating to the Premises known to Tenant and any casualty damage or destruction to the Premises. Landlord and Tenant shall notify each other immediately of any threatened or pending condemnation, rezoning or other governmental orders, proceedings or lawsuits involving the Premises.

7.1.5 Tenant’s Responsibilities Upon Termination of Management of the Premises. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall forthwith, without necessity of demand or notice, deliver the following to Landlord, or Landlord’s appointed agent on the effective date of such expiration or early termination (except to the extent that any such item has already been delivered to Landlord).

7.1.5.1 Copies of the Books and Records for the most recent full calendar year and any subsequent partial calendar year.

7.1.5.2 Any third party warranties, guaranties and operating manuals in Tenant’s possession relating to the improvements in the Premises and any Building Systems being maintained by Tenant (copies thereof where reasonably acceptable).

7.1.5.3 All keys related to the telephone closets, janitorial closets, electrical closets, storage rooms, storage areas, rooftop access points, and all other areas which for which Tenant has restricted access.

The obligation of Tenant to deliver the foregoing shall survive the expiration or earlier termination of the Lease.

7.2 Landlord’s Obligations.

7.2.1 Landlord Repair Obligations. Subject to the provisions of Article 11 and Article 13 hereof, Landlord agrees to repair, maintain and replace (the “Landlord Repair Obligations”) only the roof (specifically including the roof membrane or coverings and any skylights), the foundation of the Building, the façade and exterior windows and doors of the Building (including exterior window seals, but excluding window washing), the Common Areas (including exterior pest control, monuments, landscaping and parking lot repair and maintenance), the Sub-Slab System and the Remediation Equipment (defined in Section 29.19, below). Notwithstanding any provision in this Section 7.2.1 to the contrary, any damage to the portions of the Project that Landlord is required to repair under this Section 7.2.1 arising from the negligence or willful misconduct of Tenant or any “Tenant Parties,” as that term is defined in Section 10.13 below, shall be repaired by Landlord, and Tenant shall pay Landlord the cost thereof, including any actual out-of-pocket costs or expenses of Landlord arising from Landlord’s involvement with such repairs and replacements, within thirty (30) days after receipt of an invoice therefor. Subject to the other terms and conditions herein, Landlord may, but shall not be required to, enter the Premises upon prior notice to Tenant, to make such repairs, alterations, improvements or additions to the Premises or to any equipment located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. In connection with the foregoing, Landlord shall use commercially reasonable efforts to minimize any interference to the conduct of Tenant’s business.

7.3 Waiver. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions (including, without limitation, any Alteration which penetrates the ground floor Building slab) or materially adversely affects the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10)

business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not materially adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. The terms of this Section 8.1 shall not be applicable to repairs made by Tenant pursuant to the terms of Section 7.1 of this Lease, above.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that Tenant remove such Alterations upon the expiration or any early termination of the Lease Term pursuant to the terms of Section 8.5, below. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Mountain View, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to the sum of (A) five percent (5%) of the first $100,000.00 of the cost of each such Alteration, and (B) three percent (3%) of the costs of each such Alteration thereafter; and (vii) all other costs incurred by Landlord in connection with the construction of the Alterations. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work (not to exceed $10,000).

8.4 Construction Insurance. In the event that any Alterations are made pursuant to this Article 8, prior to the commencement of such Alterations, Tenant shall provide Landlord with certificates of insurance evidencing compliance with the requirements of Section 10.14 of this Lease, it being understood and agreed that all of such Alterations shall be insured by Landlord pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, if the cost of any such Alteration is reasonably anticipated to exceed Five Hundred Thousand Dollars ($500,000.00), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee; provided, however, if Tenant’s net worth (computed in accordance with generally accepted accounting principles, not including goodwill as an asset) (“Net Worth”)) at the time of such Alteration is at least equal to the Net Worth of Tenant as of the date of this Lease, then Landlord shall not require Tenant to obtain a lien and completion bond or any other form of security with respect to such Alteration. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord; provided, however, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements (excluding any Tenant Improvements) and to repair any damage to the Premises and Building caused by such removal; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5; provided further, however, in no event shall Tenant be required to remove any Alterations that are a natural and logical extension of, are comparable to or are a replacement or refurbishment of the Tenant Improvements. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, prior to the expiration or earlier termination of this Lease, then Rent shall continue to accrue under this Lease in accordance with Article 16, below, after the end of the Lease Term until such work shall be completed, and Landlord shall have the right, but not the obligation, to perform such work and to charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien, including but not limited to, court costs and reasonable attorneys’ fees, in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary in this Lease, Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises shall at all times be and remain Tenant’s property and may be removed from the Premises at anytime, provided that Tenant repairs all damage caused by such removal.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any work on the Premises which may give rise to a lien on the Premises, Building or Project (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

TENANT’S INDEMNITY AND INSURANCE

10.1 Tenant’s Indemnity.

10.1.1 Indemnity. Except as otherwise provided in this Lease, to the maximum extent permitted by law, Tenant waives any right to contribution against the “Landlord Parties,” as that term is defined in Section 10.13, below, and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any negligence or willful misconduct of the “Tenant Parties,” as that term is defined in Section 10.13, below; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the Lease Commencement Date, and thereafter throughout and until the end of the Lease Term and after the end of the Lease Term for as long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or (iii) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that a Landlord Party may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party’s negligence or willful misconduct.

10.1.2 Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity, Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including reasonable attorney’s fees) incurred as a result of said breach.

10.1.3 No limitation. The indemnification obligations under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

10.1.4 Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

10.1.5 Survival. The terms of this section shall survive any termination or expiration of this Lease.

10.1.6 Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

10.1.7 Landlord’s Indemnity. Subject to the limitations in Section 29.13 and in Section 10.2 and Section 10.13 of this Article, and to the extent not resulting from any negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify, defend and save harmless the Tenant Parties from and against, and Tenant’s indemnification obligations shall not apply to the extent of, any claim, loss, damage, liability, cost or expense of Tenant (but excluding any indirect or consequential damages) arising from any injury to any person occurring in the Premises or in the Project after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or any Landlord Parties, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant. Without limiting the foregoing release and Landlord’s indemnification obligations hereunder, Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. The provisions of this section shall not be applicable to (i) the holder of any mortgage now or hereafter on the Project or Building (unless such holder shall be a mortgagee in possession), or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by either of the foregoing.

10.2 Tenant’s Risk. Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Project as Tenant is given the right to use by this Lease at Tenant’s own risk. Except as otherwise provided in this Lease, the Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Project, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Project, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Project, or from drains, pipes or plumbing fixtures in the Building or the Project. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. Except as otherwise provided in this Lease, the Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Notwithstanding the foregoing and except as otherwise provided in this Lease, the Landlord Parties shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of the Landlord Parties on or about the Premises or the Project, or Landlord’s breach of this Lease; provided, however, in no event shall the Landlord Parties have any liability to a Tenant Party based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.3 Tenant’s Commercial General Liability Insurance. Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another ISO Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The minimum limits of liability of such insurance shall be $5,000,000 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

10.4 Tenant’s Property Insurance. Tenant shall maintain at all times during the Lease Term, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and any other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. In the event of loss or damage covered by the “all risk” insurance required by this section, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article 11 of this Lease, below. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. The insurance required to be maintained by Tenant pursuant to this section may be carried under blanket insurance policies covering the Premises and other properties owned or leased by Tenant or Tenant’s Affiliates, so long as such policies comply with this Lease. The coverage provided by such policies shall at all times meet the requirements of this Lease, without co-insurance.

10.5 Tenant’s Other Insurance. Throughout the Lease Term, Tenant shall obtain and maintain (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

10.6 Requirements For Insurance. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing, in the jurisdiction in which the Premises are located and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation without the insurer first endeavoring to give Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. Such deductibles and self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 10.13 of this Lease, below. Landlord reserves the right from time to time (but not more than once during the Lease Term and not prior to the fifth (5th) anniversary of the Lease Commencement Date) to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days prior written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.7 Additional Insureds. The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 10.3 of this Lease, above, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

10.8 Certificates Of Insurance. On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least five (5) days prior to the expiration date of each policy for which a certificate was furnished. In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements. Such current participation letters required by this Section shall be provided every six (6) months for the duration of this Lease. Failure by the Tenant to provide the certificates or letters required by this Section shall not be deemed to be a waiver of the requirements in this Section. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

10.9 Subtenants And Other Occupants. Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 10.1 of this Lease, above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

10.10 No Violation Of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Project and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Project or the property of Landlord in amounts reasonably satisfactory to Landlord.

10.11 Tenant To Pay Premium Increases. If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Project or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

10.12 Landlord’s Insurance.

10.12.1 Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements and alterations located at the Premises. The cost of such insurance shall be treated as a part of Operating Expenses, subject to the provisions of Section 4.2.3. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

10.12.2 Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Project, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its reasonable discretion elect. Landlord may also maintain such other insurance as may from time to time be required by a “Mortgagee,” as that term is defined in Section 18.2 of this Lease, below. The cost of all such additional insurance shall also be part of the Operating Expenses, subject to the provisions of Section 4.2.3.

10.12.3 Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance that is allocated to the Building.

10.12.4 No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

10.13 Waiver Of Subrogation. Notwithstanding anything to the contrary in this Lease, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is caused by or results from a risk which is actually (or, if the insurance required hereunder had been carried, would have been) covered by property insurance, without regard to the negligence or willful misconduct of the entity so released. For purposes of this Section 10.13 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each Mortgagee, each ground lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

10.14 Tenant’s Work. During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, contractor’s pollution liability and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas necessary to Tenant’s use of or access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building, Sub-Slab System and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building, Sub-Slab System and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired and Tenant’s parking rights and rights to use the Patio Area are not reduced. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, specifying the estimated restoration period, Landlord shall repair any injury or damage to the Tenant Improvements and any Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition. Prior to the commencement of construction, Landlord shall submit to Tenant, for Tenant’s review and approval, all plans, specifications and working drawings relating thereto. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or a portion thereof or the Common Areas necessary to Tenant’s occupancy, then Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent and in the proportion that the Premises or such portion thereof are not reasonably suitable for the purposes permitted under this Lease, and are not occupied by Tenant as a result thereof; provided, however, if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, then Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand).

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that more than Two Million Dollars ($2,000,000) of the insurance proceeds be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) at least Two Million Dollars ($2,000,000.00) of the damage is not covered by Landlord’s insurance policies or that portion of the proceeds from Landlord’s insurance policies allocable to the Building or the Project, as the case may be; or (iv) the damage occurs during the last twelve (12) months of the Lease Term (as the same may have been previously extended by Tenant pursuant to the terms of Section 2.2, above) and such damage will require in excess of ninety (90) days to restore. In addition, if such fire or other casualty shall have damaged the Premises or a portion thereof or Common Areas necessary to Tenant’s occupancy, and provided that Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord’s contractor, be completed within two hundred seventy (270) days after the date of such damage, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date that Tenant receives the Repair Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed, unless such failure is due to the fault of Tenant, on or before the later of (A) thirty (30) days after the date set forth in the Landlord Repair Notice, and (B) three hundred (300) days after the date of the damage (the “Damage Repair Deadline Date”), then Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the date such Damage Termination Notice was delivered to Landlord. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, written notice that it is Landlord’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. Notwithstanding anything set forth in this Lease to the contrary, the Damage Repair Deadline Date shall not be extended by more than forty-five (45) days due to Force Majeure delays.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, the Project or the Sub-Slab System.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment of Rent by Tenant after a breach by Landlord shall be deemed a waiver of any breach by Landlord.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Building or Project (including parking area) shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than fifteen percent (15%) of the rentable square feet of the Premises is taken, or if more than twenty-five percent (25%) of the parking area is taken (and Landlord is not able to provide reasonable substitute parking for Tenant within walking distance from the Premises, unless Landlord provides a shuttle from such substitute parking area to the Premises, to replace such taken spaces), or if all reasonable access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a “Transfer,” and, collectively, as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed $2,500.00 for a Transfer, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating or has negotiated in the last one hundred twenty (120) days with Landlord to lease space in the Project;

14.2.7 In Landlord’s reasonable judgment, the use of the Premises by the proposed Transferee would violate this Lease, would materially increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, and Tenant or such Transferee fails to agree to reimburse Landlord for the costs of such increased usage.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within nine (9) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to trigger Landlord’s recapture right hereunder, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, its sole remedy shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent; provided, however, that Landlord shall reimburse Tenant for all such indemnity costs to the extent Landlord is later determined, in a non-appealable court decision, to have wrongfully withheld or conditioned it’s consent. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration attributable to the Premises paid by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions in connection with the Transfer (not to exceed commissions typically paid in the market at the time of such subletting or assignment), and (iii) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Landlord shall make a determination of the amount of Landlord’s applicable share of the Transfer Premium on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, the cost of any changes, alterations and improvements to the Premises in connection with the Transfer shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer (“Contemplated Transfer”), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall have no obligation to deliver an Intention to Transfer Notice hereunder, and Landlord shall have no right to recapture space with respect to, (A) a sublease of less than the entire Premises for less than the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be for the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final nine (9) months of the Lease Term), or (B) an assignment, sublease or Change in Control pursuant to the terms of Section 14.8, below. The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the entire Premises for the remainder of the Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Transfer Notice, to recapture the entire Premises. Any recapture under this Section 14.4 shall cancel and terminate this Lease as of the Contemplated Effective Date. If Landlord declines, or fails to elect in a timely manner, to recapture the Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Transfer Space with respect to any Transfer made during the Nine Month Period; provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period , Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, then (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form and content reasonably acceptable to Landlord, including, without limitation, at Landlord’s option, a “Transfer Agreement,” as that term is defined in this Section 14.5, below; (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space, and, in the event of a Transfer of Tenant’s entire interest in this Lease, the liability of Tenant and such Transferee shall be joint and several. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. Notwithstanding anything to the contrary contained in this Article 14, Landlord, at its option in its sole and absolute discretion, may require, as a condition to the validity of any Transfer, that both Tenant and such Transferee enter into a separate written agreement directly with Landlord (a “Transfer Agreement”), which Transfer Agreement, among other things, shall create privity of contract between Landlord and such Transferee with respect to the provisions of this Article 14, and shall contain such terms and provisions as Landlord may reasonably require, including, without limitation, the following: (A) such Transferee’s agreement to be subject to and bound by all the obligations of Tenant under this Lease (including, but not limited to, Tenant’s obligation to pay Rent), provided that, in the event of a Transfer of less than the entire Premises, the obligations to which such Transferee shall agree to be so bound shall not include obligations that Tenant has retained pursuant to the terms of the sublease agreement; (B) such Transferee’s acknowledgment of, and agreement that such Transfer shall be subordinate and subject to, Landlord’s rights under Section 19.3 of this Lease; and (C) Tenant’s and such Transferee’s recognition of and agreement to be bound by all the terms and provisions of this Article 14, including, but not limited to, any such terms and provisions which Landlord, at its option, requires to be expressly set forth in such Transfer Agreement. Upon the occurrence of any default by Transferee under such Transfer, Landlord shall have the right, at its option, but not the obligation, on behalf of Tenant, to pursue any or all of the remedies available to Tenant under such Transfer or at law or in equity (all of which remedies shall be distinct, separate and cumulative).

14.6 Occurrence of Default. Any Transfer hereunder, whether or not such Transferee shall have executed a Transfer Agreement, shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, then Landlord shall have all of the rights set forth in Section 19.3 of this Lease with respect to such Transfer. In addition, if Tenant shall be in default under this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, then Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with a Transfer directly to Landlord (which payments Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default, beyond any applicable notice and cure period expressly set forth in this Lease hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the merger of Tenant into another entity or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period (a “Change in Control”).

14.8 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, if Tenant is not then in default of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, Tenant may assign this Lease, engage in a Change in Control, or sublet all or any portion of the Premises (hereinafter collectively referred to as a “Permitted Transfer”) to (a) an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (b) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization (including Tenant, if Tenant is the surviving entity), or (c) an entity which acquires all or substantially all of Tenant’s assets

(collectively, “Permitted Transferees”, and, individually, a “Permitted Transferee”); provided that (i) at least three (3) business days prior to the Transfer, Tenant notifies Landlord of such Transfer, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, copies of the sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 14.8; provided, however, that Tenant may instead provide Landlord such notice and information promptly after the occurrence of such Transfer if Applicable Law or the terms of the documentation relating to such Transfer prohibit the disclosure of such Transfer, (ii) at least ten (10) business days prior to a Transfer in which Tenant is not the surviving entity, Tenant furnishes Landlord with a written document executed by the proposed Permitted Transferee in which, in the case of an assignment, such entity assumes all of Tenant’s obligations under this Lease with respect to the Contemplated Transfer Space, and, in the case of a sublease, such entity agrees to sublease the Contemplated Transfer Space subject to this Lease; provided, however, that Tenant may instead provide Landlord such notice and information promptly after the occurrence of such Transfer if Applicable Law or the terms of the documentation relating to such Transfer prohibit the disclosure of such Transfer, (iii) in the case of a Transfer pursuant to clause (b) above, the successor entity must have a Net Worth at the time of the Transfer that is at least equal to the Net Worth of Tenant immediately prior to such Transfer, and (iv) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 14. Any assignee of Original Tenant’s entire interest in this Lease, which assignee is a Permitted Transferee, may also be known as a “Permitted Assignee.” For purposes of this Section, a public or private offering of Tenant stock is not a Transfer of this Lease. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15,

quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant), and Alterations or other improvements which Tenant is permitted to surrender at the termination of this Lease, excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. In no event shall Tenant be required to remove all or any portion of the Landlord’s Work or the Tenant Improvements.

15.3 Condition of the Project Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises in satisfaction of the terms and conditions of Section 7.1 of this Lease, above, including without limitation, Tenant’s Repair Obligations. Furthermore, the improvements to be surrendered by Tenant (the “Surrendered Improvements”), if any, shall be in compliance with, and Tenant having complied with, Tenant’s obligations under this Lease. In the event that the Premises or the Surrendered Improvements shall be delivered in a condition which does not comply with the terms of this Section 15.3, then (Landlord shall be entitled, but not required, to expend all reasonable costs in order to cause the Premises and/or the Surrendered Improvements to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs within ten (10) business days of demand.

ARTICLE 16

HOLDING OVER

If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that if such holdover is without Landlord’s consent, such tenancy shall be a tenancy at sufferance only, for the entire Premises. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. In either such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Landlord shall hold such statements in strict confidence, and, if requested by Tenant, shall execute a commercially reasonable form of non-disclosure agreement as a condition to Tenant’s obligation to deliver such financial statements. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant or is otherwise an “affiliate” of Tenant, as those terms are defined in Section 14.8 of this Lease) is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant), then Tenant’s obligation to provide Landlord with its financial statements shall be deemed satisfied.

ARTICLE 18

MORTGAGE OR GROUND LEASE

18.1 Subordination. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances (any such instrument, a “Security Agreement”) now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such Security Agreements, unless the holders of such Security Agreements (collectively, the “Superior Holders”) require in writing that this Lease be superior thereto; provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future Security Agreements, shall be the receipt by Tenant of a subordination non-disturbance and attornment agreement in a commercially reasonable form provided by such Superior Holders, which requires such Superior Holder to accept and be bound by this Lease, and not to disturb tenant’s possession, so long as an event of default has not occurred and be continuing (a “SNDA”) executed by Landlord and the appropriate Superior Holder. Landlord represents that no Superior Holders exist as of the date of this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such Security Agreement or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept and be bound by this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such Security Agreement. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Notice to Lienholder or Ground Lessor. Notwithstanding anything to the contrary contained in Article 28, below, or elsewhere in this Lease, upon receipt by Tenant of notice from any holder of a Security Agreement in force against the Building or the Project or any part thereof which includes the Premises or any lessor under a ground lease or underlying lease of the Building or the Project, or from Landlord, which notice sets forth the address of such lienholder or ground lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such lienholder or ground lessor at the appropriate address therefor (as specified in the above-described notice or at such other places as may be designated from time to time in a notice to Tenant in accordance with Article 28, below), and the curing of any of Landlord’s defaults by such lienholder or ground lessor within a reasonable period of time after such notice from Tenant (including a reasonable period of time to obtain possession of the Building or the Project, as the case may be, if such lienholder or ground lessor elects to do so) shall be treated as performance by Landlord.

18.3 Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable to Landlord hereunder, conditional in nature or otherwise, which assignment is made to any holder of a Security Agreement in force against the Building or the Project or any part thereof which includes the Premises or to any lessor under a ground lease or underlying lease of the Building or the Project, Tenant agrees as follows:

18.3.1 The execution of any such assignment by Landlord, and the acceptance thereof by such lienholder or ground lessor, shall never be treated as an assumption by such lienholder or ground lessor of any of the obligations of Landlord under this Lease, unless such lienholder or ground lessor shall, by notice to Tenant, specifically otherwise elect.

18.3.2 Notwithstanding delivery to Tenant of the notice required by Section 18.3.1, above, such lienholder or ground lessor, respectively, shall be treated as having assumed Landlord’s obligations under this Lease only upon such lienholder’s foreclosure of any such mortgage, trust deed or other encumbrance, or acceptance of a deed in lieu thereof, and taking of possession of the Building or the Project or applicable portion thereof, or such ground lessor’s termination of any such ground lease or underlying leases and assumption of Landlord’s position hereunder, as the case may be. In no event shall such lienholder, ground lessor or any other successor to Landlord’s interest in this Lease, as the case may be, be liable for any security deposit paid by Tenant to Landlord, unless and until such lienholder, ground lessor or other such successor, respectively, actually has been credited with or has received for its own account as landlord the amount of such security deposit or any portion thereof (in which event the liability of such lienholder, ground lessor or other such successor, as the case may be, shall be limited to the amount actually credited or received).

18.3.3 In no event shall the acquisition of title to the Building and the land upon which the Building is located or the Project or any part thereof which includes the Premises by a purchaser which, simultaneously therewith, leases back to the seller thereof the entire Building or the land upon which the Building is located or the Project or the entirety of that part thereof acquired by such purchaser, as the case may be, be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations under this Lease, but Tenant shall look solely to such seller-lessee, or to the successors to or assigns of such seller-lessee’s estate, for performance of Landlord’s obligations under this Lease. In any such event, this Lease shall be subject and subordinate to the lease to such seller-lessee, and Tenant covenants and agrees in the event the lease to such seller-lessee is terminated to attorn, without any deductions or set-offs whatsoever, to such purchaser-lessor, if so requested to do so by such purchaser-lessor, and to recognize such purchaser-lessor as the lessor under this Lease, provided such purchaser-lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. For all purposes, such seller-lessee, or the successors to or assigns of such seller-lessee’s estate, shall be the lessor under this Lease unless and until such seller-lessee’s position shall have been assumed by such purchaser-lessor.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, which failure is not cured within five (5) days after written notice from Landlord that said amount was not paid when due, provided that if Tenant has previously received one (1) or more notices from Landlord during the immediately preceding twelve (12) month period stating that Tenant failed to pay any amount required to be paid by Tenant under this Lease when due, then Landlord shall not be required to deliver any notice to Tenant and a default shall occur upon five (5) days after any failure by Tenant to pay any rent or any other charge required to be paid under the Lease when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment, as defined in California Civil Code 1951.3, of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of the representations and warranties set forth in Section 29.34 of this Lease, where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided in this Section 19.1 are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and 19.2.1(ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, then Landlord shall have the right, at Landlord’s option in its sole discretion, (i) to terminate any and all assignments, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises, in which event Landlord shall have the right to repossess such affected portions of the Premises by any lawful means, or (ii) to succeed to Tenant’s interest in any or all such assignments, subleases, licenses, concessions or arrangements, in which event Landlord may require any assignees, sublessees, licensees or other parties thereunder to attorn to and recognize Landlord as its assignor, sublessor, licensor, concessionaire or transferor thereunder. In the event of Landlord’s election to succeed to Tenant’s interest in any such assignments, subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is unable to reasonably use, and does not use, the Premises as a result of (i) any repair, maintenance or alteration performed by Landlord, any Landlord Parties or any “MEW Responsible Parties,” as that term is defined in Section 29.19.1(i), below, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, (ii) any failure to provide services, utilities or access to the Premises to the extent and as required by this Lease, or (iii) any occurrence that prevents Tenant’s ingress and egress to the Building (other than an occurrence due to Tenant’s negligence, willful misconduct or breach of this Lease) (any of such set of circumstances as set forth in items (i) (ii) or (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that the Abatement Event continues, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11, 13 or 29.19.5 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11, 13 or 29.19.5, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained in this Section 19.5.2 shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, beyond any applicable notice and cure period expressly set forth in this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with Landlord’s other funds. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

PARKING

During the Lease Term, Tenant shall have the right to use, at no additional cost to Tenant, the number of parking spaces set forth in Section 5 of the Summary, all of which pertain to the parking areas associated with the Building. Notwithstanding anything set forth in this Article 22 to the contrary, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking areas by Tenant. Tenant shall abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, and Tenant shall cooperate with Landlord in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities, except as otherwise expressly provided in this Lease. Tenant shall not use, and shall ensure that its employees, invitees and visitors shall not use, the Project parking facility for the storage (including overnight parking) and/or repair of any automobiles. Provided Tenant leases the entire Building, Tenant shall have the right to hold special company events in the parking lot, such as monthly company barbeques. Subject to the limitations set forth in Section 1.1.3 of this Lease, Landlord specifically reserves the right to reasonably change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, reasonably close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces provided to Tenant pursuant to this Article 22 are provided to Tenant solely for use by Tenant’s own personnel and such use may not be transferred, assigned, subleased or otherwise alienated by Tenant separately from this Lease without Landlord’s prior approval.

ARTICLE 23

SIGNS

23.1 Tenant’s Signage Rights. Provided Original Tenant or a Permitted Transferee leases the entire Building, Tenant shall be entitled to (a) one (1) sign on a monument sign at the entrance of the Premises, and (b) one (1) sign on the exterior of the Building in a location set forth on Exhibit J, attached hereto (“Tenant’s Signage”) in accordance with Landlord’s signage standards in effect at the time and all Applicable Laws. The material, typeface, graphic format and proportions of Tenant’s Signage, as well as the precise location of such signs, shall be subject to Landlord’s approval, which shall not be unreasonably withheld. Tenant, at its expense, shall be responsible for obtaining all approvals for such signs and for obtaining and installing such signs. The failure of Tenant to obtain such approvals shall not release Tenant from any of its obligations under this Lease. Any approved signs shall strictly conform to all Applicable Laws and shall be installed and removed at Tenant’s expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Lease Term. Promptly upon the expiration or earlier termination of this Lease, Tenant at its sole cost, shall remove all of its signage and repair any and all damage caused to the Building and/or Project (including and fading or discoloration) by such signs and/or the removal of such signs from the Building and/or Project. Tenant’s Signage shall set forth Tenant’s name and/or logo; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined below. Tenant’s Signage shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the

Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the name “Audience , Inc.” or any reasonable derivation thereof, shall not be deemed an Objectionable Name. Tenant’s rights to the Tenant’s Signage shall be personal to the Original Tenant and any Permitted Transferee.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and are visible from the exterior of the Premises that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.1, above, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer any Tenant Party to do anything in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Except as otherwise provided in this Lease, should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations; provided, however, that Tenant shall not be required to perform any capital improvements to the Building Systems or the Base Building unless required due to Tenant’s use of the Premises for other than general office use, or Tenant’s Alterations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee (i) within five (5) days following the date that Tenant receives written notice from Landlord that said amount was not paid when due, or (ii) upon the date said amount is due if any Rent or other sums owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after the due date due on two (2) or more prior occasions during the immediately preceding twelve (12) month period, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid (A) within five (5) days after the date they are due, or (B) upon the date they are due if any Rent or other amounts owing hereunder have not been received by Landlord or Landlord’s designee within five (5) days after the date due on two (2) or more prior occasions during the immediately preceding twelve (12) month period, shall bear interest from the date when due until paid at a rate (the “Interest Rate”) per annum equal to the lesser of (x) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (y) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord the following sums (which sums shall bear interest from the date accrued by Landlord until paid by Tenant at a rate per annum equal to interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law), upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) subject to the terms of Section 29.22, below, sums equal to all expenditures reasonably made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than one (1) business day prior notice to Tenant (which notice, notwithstanding anything to the contrary contained in Article 28 of this Lease, may be oral, and which notice shall not be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) perform Landlord’s maintenance and repair obligations under this Lease. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform beyond any applicable notice and cure period expressly set forth herein. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises and shall comply with Tenant’s reasonable security measures.

ARTICLE 28

NOTICES

All notices, demands, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 9 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. Any Notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Building manager

with copies to:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza, Suite 2100

Chicago, IL 60606

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Lease Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

29.4 Short Form of Lease. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer and the written assumption of this Lease by such transferee, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and all proceeds thereof. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease, including, without, limitation, that certain Confidentiality Agreement dated April 2, 2012 made by Tenant in favor of Landlord, excluding, however, that certain Letter Agreement dated as of the date hereof with respect to Landlord’s financing activities, which Letter Agreement shall remain in full force and effect. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or Landlord pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure, but shall not affect any of Tenant’s rent abatement or termination rights expressly set forth herein (unless such right is expressly subject to Force Majeure delays).

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Hazardous Materials.

29.18.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous emission, discharge, substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, orders, injunctions, consent agreements, waste discharge requirements, memorandum of understanding, codes, rulings, awards, rules, regulations, requirements, or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape, emission or exposure to (whether past or present) of any Hazardous Materials or b) the remediation, removal, abatement, mitigation, monitoring, investigation, disposal, release, threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling of, or exposure to, any Hazardous Materials, including, without limitation, the VI ROD (defined below) and the Amended Order (defined below) and any amendments thereto.

29.18.2 Compliance with Environmental Laws. Tenant shall not use or store in or around the Project any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws and then only (a) in such amounts and of the types which are typically and customarily used by first class office tenants or for the Permitted Use (including, without limitation, Tenant’s operation of its audio/electrical labs), or (b) if such use and storage are approved by Landlord in writing pursuant to a Hazardous Materials Questionnaire submitted by Tenant to Landlord in the form attached hereto as Exhibit I. In addition, Tenant agrees that it: (a) shall not cause or suffer any Tenant Party to cause, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Project or any contiguous or adjacent premises in violation of Environmental Law; (b) shall not engage in activities at the Project that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the Building or land upon which the Project is located; (c) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Project in violation of Environmental Law and by a Tenant Party; (d) shall promptly notify Landlord in writing and by telephone of any request for access to the Project by an MEW Responsible Party (as defined below), the United States Environmental Protection Agency (“EPA”) or the City; and (e) shall promptly forward to Landlord copies of (1) all orders, notices, permits, applications and other communications directed to Tenant in its capacity as Tenant of the Premises (and not publicly available or already available to a Landlord Party or any MEW Responsible Party) in connection with any presence, release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Project and (2) reports in Tenant’s possession that are not publicly available or already available to any MEW Responsible Party or a Landlord Party in connection with any presence, release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Project or any contiguous or adjacent premises by a Tenant Party and in violation of Environmental Law.

29.18.3 Landlord’s Right of Environmental Audit. Subject to the requirements of Article 27 and Section 29.19 below, Landlord shall, upon reasonable notice to Tenant, be granted access to and enter the Premises during normal business hours no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Landlord shall promptly provide Tenant copies of any reports of any such environmental inspections, site assessments or audits. Such environmental inspector or auditor may be chosen by Landlord, in its reasonable discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence, release, discharge, escape or emission of Hazardous Materials caused by Tenant or any Tenant Party in violation of Environmental Law or this Lease, or provides reasonable recommendations to prohibit the release, discharge, escape or emission of any Hazardous Materials by Tenant or any Tenant Party at, upon, under or within the Project, or to comply with any Environmental Laws with respect to Hazardous Materials used by Tenant, Tenant shall promptly, at Tenant’s sole expense, comply with such reasonable recommendations, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as reasonably recommended by such inspector or auditor if such inspector or auditor reasonably determines that Tenant or any Tenant Party has caused the release, discharge, escape or emission of any Hazardous Materials.

Notwithstanding the above and in addition to the access rights described in Section 29.19 below, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent to the extent such report finds that Tenant has violated an Environmental Law.

29.18.4 Tenant and Landlord Indemnities. In addition to Tenant’s indemnifications obligations under Article 10 of this Lease, Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, reasonable attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials by Tenant or a Tenant Party or breach of any provision of this section by Tenant or a Tenant Party. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or cost was a result of actions caused by Landlord or a Landlord Party. The parties intend that the provisions of this Section 29.18.4 shall exclusively govern the parties’ indemnification obligations with respect to Hazardous Materials and Pre-Existing Conditions and the provisions of Section 10.1 are not intended to apply to Hazardous Materials and Pre-Existing Conditions.

29.19 Superfund Site Study Area.

29.19.1 Environmental Disclosures. Landlord hereby discloses to Tenant and Tenant hereby acknowledges that it understands and accepts the following.

(i) The Project is located within the boundaries of the Middlefield-Ellis-Whisman Superfund Site Study Area (“MEW Site”). The EPA is the lead agency overseeing the investigation, monitoring, remediation and response actions being conducted at the MEW Site. Information concerning the MEW Site can be found by accessing the EPA’s website (http://yosemite.epa.gov/r9/sfund/r9sfdocw.nsf/ViewByEPAID/CAD982463812). Schlumberger Technology Corporation (“STC”), successor to Fairchild Camera and Instrument Corporation (“Fairchild”), and other responsible parties (“MEW Responsible Parties”) have long been conducting investigations, monitoring and remediation activities at the MEW Site (“Remedial Work”). The EPA issued an Administrative Order for Remedial Design and Remedial Action, Docket Number 91-4A on November 29, 1990 requiring implementation of a remedy for the MEW Site (“1990 Order”) which it amended on September 16, 2011, when EPA issued Amendment 91-4A to the 1990 Order (“Amended Order”). The EPA issued a Record of Decision Amendment for the Vapor Intrusion Pathway on August 16, 2010 (“VI ROD”). The VI ROD and the Amended Order identify the potential for subsurface soil gas to emanate into existing and future structures from the impacted groundwater; they define the remedy EPA requires to be implemented in connection therewith. The VI ROD and Amended Order require the installation of an EPA-approved vapor barrier and sub-slab ventilation system that has the ability to be made active under the Building (“Sub-Slab System”).

(ii) Although groundwater remediation has long been underway at the MEW Site, the EPA re-evaluates the groundwater remedy every five years. Based on the most recent Five Year Review conducted by EPA in 2009 for the MEW Site (available on the EPA website), the EPA is currently considering whether enhancements to the groundwater remedy are in order, primarily for the purpose of expediting groundwater cleanup and reducing (or ideally eliminating completely) the potential for vapor intrusion from impacted groundwater. The EPA is currently conducting pilot treatability studies to ascertain what groundwater remedy enhancements may be feasible; the Feasibility Study that will evaluate those options is currently underway. Accordingly, the possibility exists that the MEW Responsible Parties and EPA may require access to the Project to install modifications of, or enhancements to, the Remediation Equipment (as defined below) and access to the Premises to implement the OM&M Plan, provided that any access into the Building shall comply with the provisions of Article 27 of this Lease and Section 29.19.4(x) below.

(iii) Prior to Landlord’s acquisition of the Project and prior to construction of the Building, a portion of the Project (with the former street address of 644 National) was owned and operated by Fairchild (“Former Fairchild Premises”). The Former Fairchild Premises is an identified contributing source to the MEW Site. There is currently situated on the Former Fairchild Premises a remedial treatment system which treats groundwater extracted from under the Project. There are also a number of monitoring and extraction wells at the Project that are monitoring regional MEW Site groundwater (collectively, the “Remediation Equipment.”) STC holds a perpetual easement to access the Former Fairchild Premises (“STC Easement”), allowing it to implement investigation and remediation of the environmental impacts. Tenant acknowledges and agrees that this Lease is subject to the STC Easement. Additionally, EPA has oversight of the MEW Site and, from time to time, EPA and the MEW Responsible Parties will require, and Tenant hereby agrees to provide access to the Project, provided that any access into the Building shall comply with the provisions of Article 27 of this Lease and Section 29.19.4(x) below.

29.19.2 Tenant Acknowledgments.

(i) Except as otherwise expressly set forth in this Lease, Tenant acknowledges and agrees that it is accepting the Premises “AS IS” without any representation or warranty of Landlord, express, implied or statutory, as to Hazardous Materials, the environmental condition of the Premises or the MEW Site.

(ii) Tenant understands and acknowledges that Hazardous Materials are or may be present in the soil of and/or the soil vapor and/or groundwater underlying the Project (“Pre-Existing Conditions”). Tenant further understands and acknowledges that the Former Fairchild Premises has in the past been subject to enforcement actions by the EPA; the MEW Site is currently subject to various environmental orders. As described above, the MEW Site is actively and intensely managed by the EPA. Environmental investigations, monitoring and remediation activities have been, are being and will continue to be conducted by the MEW Responsible Parties at the MEW Site, including the Project. Tenant shall allow access for same to be implemented, as provided in this Article 29.

(iii) Section 25359.7 of the California Health and Safety Code requires landlords of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a lessee of the real property. Landlord hereby discloses to Tenant that certain Hazardous Materials have been released on the Project, as more particularly described in the environmental reports listed on Exhibit L hereto and that have been made available to Tenant (“Environmental Reports”). By execution of this Lease, Tenant (a) acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; and (b) is fully aware of the matters described in the Environmental Reports. Tenant further acknowledges that Landlord shall have no liability or responsibility for the accuracy of any of the information contained in the Environmental Reports and that Tenant shall rely on its own environmental experts and counsel regarding the contents of such documents and the disclosures made in this Lease.

(iv) Subject to the provisions of Section 29.19.4(x) below, Tenant accepts the Premises and enters into this Lease subject to the access rights afforded to STC pursuant to the terms of the STC Easement and the MEW Responsible Parties with respect to the MEW Site. Tenant shall comply with any and all access requests properly made pursuant to the STC Easement and/or the MEW Responsible Parties with respect to the MEW Site that comply with the provisions of Section 29.19.4(x) below; no exercise of any such rights of access in compliance with Section 29.19.4(x) below shall give rise to any recourse of Tenant against Landlord under this Lease, including, without limitation, any claims of interference with the covenant of quiet enjoyment, any right to rent abatement or any basis for termination of the Lease.

(v) Tenant acknowledges and understands that in light of the fact that the Project is located within the MEW Site, the Pre-Existing Conditions exist, the Project is encumbered by the STC Easement, the Remediation Equipment is located within the Project and the Sub-Slab System is required, no improvements or alterations shall be implemented at the Project by or on behalf of Tenant that could affect the subsurface, the Sub-Slab System, the Remedial Work, the Remediation Equipment or the ground floor slab of the Building.

(vi) Notwithstanding anything to the contrary in this Lease, Tenant acknowledges and agrees that none of Landlord’s obligations in Section 29.19 of this Lease shall apply to any conditions caused by Tenant’s or any Tenant Party’s use of Hazardous Materials.

29.19.3 Tenant’s Review of Documents and Acceptance of Conditions. By executing this Lease, Tenant acknowledges that it has had the opportunity to review the Environmental Reports, the STC Easement and the environmental condition of the Premises reflected therein to determine whether the terms of such documents and/or the environmental condition of the Premises as described therein are unacceptable to Tenant.

29.19.4 Landlord Obligations and Tenant’s Access Requirements.

(i) The Amended Order requires the EPA to review and approve: (i) a Vapor Intrusion Control System Remedial Design (Section 2.4.1, the “Remedial Design”); (ii) a Long-term Vapor Intrusion Operations, Maintenance and Monitoring Plan (Section 2.4.2, the “OM&M Plan”) and (iii) an Institutional Controls Implementation Plan (Section 2.3.3, the “IC Plan”). Landlord has submitted the Remedial Design for the Sub-Slab System to EPA and EPA has provided comments thereon dated May 18, 2012 (“EPA Sub-Slab Comments”). Tenant has provided Landlord with comments on the Sub-Slab System from Exponent dated May 18, 2012 (“Exponent Sub-Slab Comments”). Landlord shall consider, but shall not be obligated to incorporate or address, Exponent’s Sub-Slab Comments. Landlord shall revise the Remedial Design of the Sub-Slab System to a form acceptable to, and which is ultimately approved by, EPA (“EPA Approved Sub-Slab System”). Tenant shall not have approval or veto rights over the Remedial Design or the EPA Approved Sub-Slab System. In the event Landlord or any MEW Responsible Party proposes any changes to the Sub-Slab System, Landlord shall provide such proposed changes to Tenant at least five (5) days prior to submitting such proposed changes to the EPA (“Sub-Slab Changes”). Tenant shall have the right to review and make comments on any of the Sub-Slab Changes on or before the expiration of the such (5) day period, but Landlord shall not be obligated to incorporate or address any such Tenant comments. Tenant shall not have approval or veto rights over the Sub-Slab Changes. Tenant shall accept the EPA Approved Sub-Slab System and any EPA approved Sub-Slab Changes for all purposes of this Lease; provided, however, that if not later than ten (10) days after Landlord provides Tenant with a copy of any communication from the EPA approving the Remedial Design, the Sub-Slab System or the Sub-Slab Changes, or any portion thereof, as applicable, Tenant notifies Landlord in writing that it desires to enhance the EPA Approved Sub-Slab System or Sub-Slab Changes (meaning making further modifications to the Sub-Slab System to make it even more protective of human health and the environment (“Enhancements”) no changes to the Sub-Slab System or Sub-Slab Changes which make it less protective shall be considered Enhancements) and provides a detailed description of the desired Enhancements with such notice, Landlord will thereafter incorporate the Enhancements, so long as same are acceptable to EPA, do not result in a delay of the schedule for installation of the Sub-Slab System unless Tenant agrees that such delay shall be a Tenant Delay under the Work Letter and Tenant agrees to reimburse Landlord for all costs and expenses of designing, installing and implementing the Enhancements within five (5) days of a written request from Landlord together with evidence supporting such costs. Any amounts not so timely paid by Tenant shall be subject to the provisions of Article 25 of this Lease. Landlord shall not commence construction or installation of the EPA Sub-Slab System until after the Remedial Design has been approved in writing by EPA; any Sub-Slab Changes shall be approved by EPA. Landlord shall cause the construction of the Sub-Slab System to be promptly commenced and diligently prosecuted to completion in accordance with the EPA Approved Sub-Slab System, Sub-Slab Changes and with the Enhancements, if applicable (as approved as described above). Landlord shall promptly provide to Tenant copies of any communications among Landlord, the MEW Responsible Parties, and/or the EPA relating to the Remedial Design, Sub-Slab System or Sub-Slab Changes.

(ii) EPA is requiring confirmation sampling and a Contingency Plan (collectively, the “Contingency Plan”) to be prepared describing the confirmatory sampling to be implemented in the Premises following installation of the EPA Approved Sub-Slab System (and any EPA Approved Sub-Slab Changes or Enhancements, as applicable) (“Confirmation Sampling”) and the triggers that will be used for determining when to convert the system from passive to active (“Activation Trigger”). Landlord shall prepare, or cause to be prepared by the MEW Responsible Parties, the Contingency Plan and shall promptly provide copies of any communications relating to the Contingency Plan transmitted between Landlord, the MEW Responsible Parties and/or EPA to Tenant. Tenant shall have the right to review and make comments on any drafts of the Contingency Plan within five days of receipt of same, but Landlord shall not be obligated to incorporate or address any such Tenant comments.

(iii) Tenant shall, not later than September 1, 2012, provide to Landlord its proposed indoor air sampling protocol to be implemented following installation of the EPA Approved

Sub-Slab System (and any EPA Approved Sub-Slab Changes or Enhancements, as applicable) and prior to Tenant’s occupancy of the Premises, to the extent (A) the Contingency Plan has not been finalized before September 1, 2012 or (B) the Contingency Plan has been approved by EPA by September 1, 2012 but Tenant’s comments with respect to the pre-occupancy indoor air sampling components of the Contingency Plan were not all incorporated into the finalized, EPA appoved Contingency Plan (“Tenant Required Sampling”). The Tenant Required Sampling shall be prepared by Exponent or another consultant with expertise in vapor intrusion sampling and protocols and shall be based on generally accepted industry standards. If the Tenant Required Sampling is more stringent than the Contingency Plan, then Landlord shall implement or cause to be implemented the Tenant Required Sampling (whichever sampling is conducted pre-Tenant occupancy of the Premises being collectively referred to herein as the “Pre-Occupancy Sampling”). In the event the results of the Pre-Occupancy Sampling are below the indoor air cleanup levels identified in Table 3 of the VI ROD or as amended by EPA (the “Applicable Cleanup Levels”), then clause (4) of the definition of Substantial Completion in Section 5.1 of the Work Letter shall be deemed to have been satisfied. In the event the results of the Pre-Occupancy Sampling are at or above the Applicable Cleanup Levels, then Landlord shall undertake at its sole cost and expense, or cause the MEW Responsible Parties to undertake such actions as are necessary and appropriate to reduce indoor air levels as promptly as reasonably possible in a manner consistent with the EPA approved OM&M Plan and thereafter demonstrate that the indoor air of the Premises is below the Applicable Cleanup Levels, which may include, without limitation, as selected by Landlord consistent with the EPA approved OM&M Plan, conducting additional rounds of indoor air sampling, activating the Sub-Slab systems, installing filters on the HVAC systems, increasing the air exchange rates of the HVAC systems or operating the HVAC systems for longer periods than Tenant would normally operate them (collectively, the “Mitigation Measures”).

(iv) Landlord shall cause to be implemented (by Landlord or the MEW Responsible Parties) the Contingency Plan, including, without limitation, converting the Sub-Slab System from passive to active as soon as reasonably practical after the Activation Trigger has occurred. Landlord shall promptly provide Tenant with copies of any reports, tests, or data prepared or generated relating to, or as a result of, the implementation of the Contingency Plan, including without limitation, any indoor or ambient air sampling results.

(v) Tenant has delivered to Landlord suggested procedures and protocols for the OM&M Plan in Exhibit A to the Exponent letter dated May 21, 2012 (“Exponent OM&M Comments”). Landlord shall consider, but shall not be obligated to incorporate or address, Exponent’s OM&M Comments; Tenant shall not have approval or veto rights over the OM&M Plan; provided, however, in no event shall the OM&M Plan prohibit Tenant from conducting its own air sampling. Landlord shall prepare, or shall cause to be prepared by the MEW Responsible Parties, an OM&M Plan at such time as may be required by EPA. Landlord shall provide Tenant with copies of any drafts of the OM&M Plan or any portions thereof at least five (5) days prior to submittal to EPA; Tenant shall have the right to review and make comments on any drafts or any portion of the OM&M Plan, but Landlord shall not be obligated to incorporate or address any such Tenant comments. The OM&M Plan shall thereafter be subject to approval by EPA (“EPA Approved OM&M Plan”). Tenant shall accept the EPA Approved OM&M Plan for all purposes of this Lease. Landlord shall implement, or cause to be implemented by the MEW Responsible Parties, the EPA Approved OM&M Plan. Landlord shall promptly provide Tenant with copies of any reports, tests, or data prepared or generated relating to, or as a result of, the implementation of the EPA Approved OM&M Plan, including without limitation any indoor or ambient air sampling results.

(vi) Landlord shall also prepare, or shall cause to be prepared by the MEW Responsible Parties, an IC Plan acceptable to EPA at such time as may be required by EPA and thereafter implement same. Landlord shall provide Tenant with copies of any drafts of the IC Plan or any portion thereof at least five (5) days prior to submittal to EPA; Tenant shall have the right to review and make comments on any drafts of the IC Plan, but Landlord shall not be obligated to incorporate or address, any such Tenant comments. Tenant shall not have approval or veto rights over the IC Plan.

(vii) Notwithstanding any other provision in this Lease, Tenant may at any time during the Term request that Landlord convert the Sub-Slab System from passive to active notwithstanding that an Activation Trigger has not occurred (hereinafter, a “Voluntary Activation”). In the event of a Voluntary Activation, Tenant, and not Landlord, shall bear all costs and expenses associated with the installation and operation of the active system, including without limitation, electricity costs, and operations, maintenance, repair and replacement costs associated with the active system; provided however, that such Voluntary Activation shall not diminish or excuse any other obligation of Landlord or the MEW Responsible Parties under this Lease. Landlord and Tenant shall work together in good faith to determine those costs accordingly.

(viii) In the event Landlord fails to implement, or cause to be implemented, the Contingency Plan, the OM&M Plan and/or the IC Plan or to activate the Sub-Slab System after an Activation Trigger has occurred, Tenant shall provide Landlord with written notice of such failure. If Landlord fails to commence the cure of such failure within ten (10) days of receipt of such written notice from Tenant, then Tenant shall have the right, but not the obligation, to perform such obligations and exercise any other rights provided at law or equity and seek reimbursement from Landlord for all actual out of pocket costs and expenses it incurs in curing the breach of Landlord.

(ix) Subject to Tenant’s obligation to pay for any Enhancements or Voluntary Activations pursuant to this Article 29, as between Tenant and Landlord, Landlord shall bear all (a) costs of designing, installing, repairing, maintaining, monitoring, operating, replacing, evaluating the effectiveness of, and converting from passive to active (following an Activation Trigger), the EPA Approved Sub-Slab System; (b) costs of designing, installing, repairing, maintaining, monitoring, operating, replacing, or modifying the Remediation Equipment not resulting from the acts or omissions of Tenant or Tenant Parties; (c) costs arising from or related to the investigation, monitoring, or remediation of the MEW Site required of Tenant solely as a result of its interest as a Tenant of the Premises and not resulting from the acts or omissions of Tenant or Tenant Parties; (d) costs related to the design and implementation of the IC Plan; (e) costs relating to the EPA Approved OM&M Plan, (f) costs related to Mitigation Measures pursuant to Section 29.19.4(iii); (g) costs of any governmental agency oversight, indoor and ambient air monitoring required by a governmental agency in connection with the Project, and (h) electricity and utility costs to operate the EPA Approved Sub-Slab System and the Remediation Equipment.

(x) Subject to the provisions of Article 27 and this clause (x), Tenant shall allow access to the Project by Landlord, the EPA, other governmental agencies, the MEW Responsible Parties and their consultants for implementation of the Contingency Plan, the EPA

Approved OM&M Plan, the IC Plan, the Mitigation Measures and any other monitoring, mitigation or other requirements imposed by the EPA. Landlord shall and shall use commercially reasonable efforts to require any MEW Responsible Parties or any agent or consultant to the EPA to (a) use commercially reasonably efforts to minimize interference with the conduct of Tenant’s business while accessing the Project; (b) provide Tenant with advance notice of any proposed access (including a general description of the proposed work, proposed times for performance and duration thereof); and (c) attempt to accommodate Tenant’s requested time for performance of such work.

29.19.5 Rent Abatement. In the event that during the Lease Term results from indoor air tests collected in a manner consistent with the sampling methodology set forth in the Contingency Plan or the OM&M Plan and approved by EPA demonstrate that indoor air within the Premises is at or above the Applicable Cleanup Levels and not as the result of Tenant’s or a Tenant Party’s use of Hazardous Material (each an “Applicable Cleanup Level Exceedance”), Landlord shall implement, or cause the MEW Responsible Parties to implement, the Mitigation Measures. In the event that test results do not demonstrate the Applicable Cleanup Levels have been achieved within one hundred eighty (180) days after the initial Applicable Cleanup Level Exceedance (“Mitigation Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Mitigation Period for such time that the Applicable Cleanup Level Exceedance continues until the Applicable Cleanup Levels are achieved, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Mitigation Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Mitigation Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Further, in the event there is physical interference with Tenant’s use or occupancy of all or any portion of the Premises caused by the evacuation of the Premises as a result of the presence of Pre-Existing Conditions, where (i) emergency evacuation is required by the EPA or other governmental agency having jurisdiction, or (ii) in the event of a non-emergency evacuation, a qualified industrial hygienist (and/or other qualified health professionals depending upon the health risk at issue), reasonably acceptable to Landlord, has recommended the evacuation and Tenant has so evacuated (either such event constituting as “Evacuation Event”), then Tenant shall give Landlord notice of such Evacuation Event, and if Landlord cannot demonstrate that it has remedied the Evacuation Event within five (5) business days after Landlord’s receipt of any such notice (the “Evacuation Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Evacuation Eligibility Period for such time that the Evacuation Event continues, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Evacuation Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Evacuation Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.

29.19.6 Confidentiality. Tenant shall not initiate any communication with any governmental agencies (including, without limitation, EPA or the City) concerning the Pre-Existing Conditions without first notifying Landlord in writing of its intention to do so and allowing Landlord to (a) participate in any meetings or conference calls with the governmental agencies and (b) review in advance, and provide comments to, any proposed communications with the governmental agencies; provided, however, Landlord shall not have approval or veto rights over any such communication.

29.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.21 Authority.

29.21.1 Tenant Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority.

29.21.2 Landlord Authority. Landlord hereby represents that Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in California and that each person signing on behalf of Landlord is authorized to do so. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

29.22 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.23 Governing Law; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 29.23 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 29.22 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 29.23, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES,

AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THIS LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 29.23. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 29.23 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

29.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.27 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project (but not the Building) and to install, affix and maintain any and all signs on the exterior of the Project (excluding the Building) as Landlord may, in Landlord’s reasonable sole discretion, desire, provided, Landlord shall not install any signs in the Common Areas of the Project that are inconsistent with a first class office project. Landlord shall provide at least ninety (90) days prior written notice of any change in the name of the Project.

29.28 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.29 Intentionally Omitted.

29.30 Development of the Project.

29.30.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.30.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.30.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as expressly set forth in Section 19.5.2) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

29.31 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.32 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.33 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) in the Building, provided that (i) Tenant shall use an experienced and qualified contractor approved in writing by Landlord, (ii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (iii) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines installed by Tenant which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines installed by Tenant upon the expiration of the Lease Term or upon any earlier termination of this Lease.

29.34 No Discrimination. There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

29.35 Rooftop. Tenant shall have the right to install telecommunications equipment on the roof of the Building (the “Rooftop Equipment”) to serve Tenant’s needs within the Building. Any such installation shall be at Tenant’s sole cost and expense. Tenant shall keep all such Rooftop Equipment in good order, condition and repair, at Tenant’s sole cost and expense. Tenant’s installation of the Rooftop Equipment shall be done in such a manner as not to void any existing roof warranties in place at the Building (and Tenant shall indemnify and hold Landlord harmless in the event any such warranties are voided). Tenant shall, at Tenant’s sole cost and expense, be responsible to repair any damage to the Building, including the roof and roof membrane, caused by the installation of any Rooftop Equipment. At the expiration or earlier termination of this Lease, Tenant shall remove any Rooftop Equipment and repair any damage to the roof or roof membrane caused by the installation or removal of the Rooftop Equipment. Tenant’s right to install such Rooftop Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party. Furthermore, without limitation to the immediately preceding sentence, Tenant hereby acknowledges that Landlord has granted a right to AT&T to install an antenna and related equipment (the “AT&T Equipment”) on the roof as more specifically shown on Exhibit K, attached hereto. Tenant hereby agrees that employees and/or agents of AT&T shall have reasonable access to the roof in connection with the repair, maintenance, operation and replacement of the AT&T Equipment, subject to the requirements of Article 27 of this Lease. In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord prior notice thereof and, at Landlord’s option, Landlord and Tenant shall execute an amendment to this Lease covering the matters addressed in this Section 29.35, the payment for installation costs of the Rooftop Equipment, the installation and maintenance of such Rooftop Equipment, Tenant’s indemnification of Landlord with respect thereto, Tenant’s obligation to remove such Rooftop Equipment (and restore the roof to its previously existing condition) upon the expiration or earlier termination of this Lease, and other related matters.

29.36 Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

CARRAMERICA NATIONAL AVENUE, L.L.C., a Delaware limited liability company

By:	/s/ Kurt Heister

Name:	Kurt Heister

Title:	EVP & CFO

“Tenant”:

AUDIENCE, INC., a Delaware corporation

By:	/s/ Kevin Palatnik

Name:	Kevin Palatnik

Title:	Chief Financial Officer

By:	/s/ Andy Micallef

Name:	Andy Micallef

Title:	VP Operations

Exhibit A

Outline of Premises

Exhibit A-1

Outline of Project

EXHIBIT B

331 FAIRCHILD DRIVE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION OF BASE, SHELL AND CORE

1.1 Base, Shell and Core. Landlord shall use commercially reasonable efforts to construct on a continuous basis in accordance with industry custom and practice, at its sole cost and expense, and without deduction from the Tenant Improvement Allowance, the base, shell, and core of the Building, which base, shell and core shall be in compliance with Applicable Law (to the extent necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises for general office use, assuming a standard office occupancy density) (the “Base, Shell and Core” and/or “Base Building”), in accordance with the plans and specifications referenced in Schedule 2, attached hereto (the “Base Building Plans”). Promptly after the full execution and delivery of the Lease, Landlord shall submit the Base Building Plans to all appropriate governmental agencies for their approval and issuance of all required permits for the construction of the Base Building. Thereafter Landlord shall cause the construction of the Base Building to promptly commence and be diligently prosecuted to completion in accordance with the Base Building Plans. Notwithstanding the foregoing, Landlord hereby reserves the right to modify the Base Building Plans, provided that such modifications (A) are required to comply with Applicable Laws, or (B) will not (i) materially and adversely affect Tenant’s permitted use of the Premises, (ii) result in the use of materials, systems or components which are not of a reasonably equivalent or better quality than the materials, systems and components set forth in the Base Building Plans, or in the Lease, or (iii) result in material non conformance with the Lease; and, provided, further than Landlord provides Tenant with prior notice and a copies of any such proposed changes and uses reasonable, good faith efforts to coordinate the scope and details of such changes with Tenant and its Architect and Engineers so as to minimize the effect such changes will have on the design of the Tenant Improvements.

1.2 Delivery Condition. Notwithstanding anything set forth in the Lease or this Tenant Work Letter to the contrary, upon the Lease Commencement Date, the Sub-Slab System and the Building Systems, including the Base Building mechanical, electrical, plumbing, sewer and drainage systems (but not including any “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter), and the structural portions and roof (including the roof membrane) of the

EXHIBIT B

Building, shall be in good working condition and repair, and shall comply with applicable building codes and other governmental laws, ordinances and regulations related to handicap access, which were enacted and enforced as of the date of the Lease, to the extent required in order to allow Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises for general office use assuming a normal and customary office occupancy density.

1.3 Intentionally Omitted.

1.4 Occurrence of Lease Commencement Date. Landlord shall use its commercially reasonable, good faith efforts to cause the Lease Commencement Date to occur on or before October 1, 2013.

1.4.1 Outside Date of Lease Commencement Date. If Landlord does not cause the Lease Commencement Date to occur by June 1, 2014 (the “Outside Date”), then Tenant shall have the right to deliver a notice to Landlord (a “Termination Notice”) electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the “Effective Date”). The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 1.3.3, below) nor later than five (5) business days after the Outside Date. The effectiveness of any such Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 1.3.

1.4.2 Extension of Outside Date After Delivery of the Termination Notice. If Tenant delivers a Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Effective Date for a period ending thirty (30) days after the Effective Date by delivering written notice to Tenant, prior to the Effective Date, that, in Landlord’s reasonable, good faith judgment, the Lease Commencement Date will occur within thirty (30) days after the Effective Date (the “Termination Extension Notice”). If the Lease Commencement Date occurs within such thirty (30) day suspension period, then the Termination Notice shall be of no force or effect, but if the Lease Commencement Date does not occur within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period.

1.4.3 Other Terms. The Effective Date, the Outside Date and the Damages Remedy Outside Date shall be extended to the extent of any Tenant Delays as set forth in Section 5.2 of this Tenant Work Letter. Upon any termination as set forth in this Section 1.4, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and any security deposit. Tenant’s rights to terminate this Lease, as set forth in this Section 1.3, shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of the Lease Commencement Date to occur as set forth above.

1.5 Additional Delay Damages. Landlord shall meet with Tenant on a regular basis and shall use its commercially reasonable, good faith efforts to keep Tenant apprised of the construction schedule and the reasonably anticipated Lease Commencement Date. In the event Landlord anticipates that the Lease Commencement Date shall not occur on or before January 1, 2014, then Landlord shall notify Tenant of such delay as soon as reasonably practical. In addition, if the Lease Commencement Date has not occurred on or before September 1, 2013, then, at Tenant’s request, Landlord shall meet with Tenant (the “Estimated LCD Meeting”) promptly following Tenant’s

EXHIBIT B

request for the purpose of informing Tenant of Landlord’s good faith estimate as to when the Lease Commencement Date shall occur (the “Estimated LCD”). During the Estimated LCD Meeting, Landlord shall provide Tenant with reasonably detailed information, including, if available, reasonable supporting documentation, in support of Landlord’s Estimated LCD. In addition, during the Estimated LCD Meeting, the parties shall participate in good faith discussions regarding Tenant’s options with respect to remaining in Tenant’s then-existing premises or locating temporary replacement premises pending the occurrence of the Lease Commencement Date. In this regard, Tenant hereby represents to Landlord that Tenant expects to occupy as of September 1, 2013 (i) approximately 47,536 rentable square feet of space at 440 Clyde Avenue, Mountain View, California pursuant to a lease dated October 2, 2008 between Tenant and 440 Clyde Avenue Associates, LLC (the “440 Clyde Lease”) pursuant to which the holdover rent in excess of the base rent for the last month of the lease term is expected to be $21,246.60 per month, and (ii) approximately 25,561 rentable square feet of space at 675 East Middlefield Road, Mountain View, California pursuant to a sublease dated March 16, 2012 between Tenant and Zynga Inc. (the “Middlefield Sublease” and together with the 440 Clyde Lease, the “Existing Leases”) pursuant to which the holdover rent in excess of the base rent for the last month of the sublease term is expected to be $85,683 per month. Tenant further represents to Landlord that the expiration date of the 440 Clyde Lease is December 31, 2013 and the expiration date of the Middlefield Sublease is March 31, 2014.

1.5.1 Holdover Rent. If the Lease Commencement Date occurs on or after January 1, 2014, then, to the extent Tenant holds over in the space such to the Existing Leases, Landlord shall pay to Tenant on or before first day of each calendar month an amount equal to the increase in monthly base rent and additional rent payable by Tenant under one or both, as applicable, of the Existing Leases after January 1, 2014, over the amount of monthly base rent and additional rent payable by Tenant under one or both, as applicable, of the Existing Leases for the last calendar month of the lease or sublease term prior to the holdover, for the period commencing on January 1, 2014, and continuing through the earlier to occur of (i) the last date of the calendar month that is thirty (30) days after the Lease Commencement Date and (ii) June 30, 2014 (the “Short-Term Holdover Period” and, such increased rent, the “Holdover Lease Damages”), but not to exceed $384,528.60 (the “Holdover Lease Damages Cap”).

1.5.2 Short Term Lease. During the Estimated LCD Meeting and for a period of thirty (30) days thereafter, Landlord and Tenant shall reasonably cooperate in good faith to identify commercially reasonable alternatives to Tenant’s holdover under its Existing Leases, including extensions of the Existing Leases, leases of alternate space, or, to the extent Landlord or its affiliates has available space in a single location in Mountain View, California that is acceptable to Tenant, in Tenant’s reasonable discretion, signing a short-term lease with Landlord or its affiliate for such space (any such extensions or new leases, collectively, the “Short-Term Lease”). If the Estimated LCD is after March 31, 2014 and Tenant elects a Short-Term Lease Alternative, then Landlord shall pay to Tenant and amount equal to the increase in monthly base rent actually paid by Tenant under the Short-Term Lease from and after January 1, 2014, over (a) prior to the Lease Commencement Date, the amount of monthly base rent and additional rent payable by Tenant under one or both, as applicable, of the Existing Leases for the last calendar month of the lease or sublease term prior to the expiration thereof, and (b) from the after the Lease Commencement Date, Zero Dollars ($0.00) (such amounts, the “Short-Term Lease Damages”), but not to exceed $384,528.60 (the “Short Term Lease Damages Cap”). If the Estimated LCD is prior to March 31, 2014, then Landlord shall not be required to reimburse Tenant for any Short-Term Lease Damages unless Landlord consents in

EXHIBIT B

writing to Tenant’s execution of a Short-Term Lease; provided, however, whether or not the Estimated LCD is prior to March 31, 2014, if the landlord or sublandlord under any Existing Lease threatens to commence or actually commences eviction proceedings against Tenant or if Tenant elects to enter into a Short Term Lease with a landlord under one or both of the Existing Lease (rather than holding over) for a term expiring on or before the Estimated LCD, then Tenant may elect to execute a Short Term Lease for the applicable premises under such Existing Lease and Landlord shall thereafter reimburse Tenant for Short Term Lease Damages with respect to such Short Term Lease, provided, however, that the Short Term Leases Damages Cap shall be reduced on a dollar-for-dollar basis by any amount that Landlord has paid for Holdover Lease Damages with respect to such location. In no event shall Landlord be obligated to pay to Tenant for Holdover Lease Damage and Short-Term Lease Damages, collectively, in an amount in excess of $384,528.60.

1.5.3 If the Lease Commencement Date is After June 1, 2014. If the Lease Commencement Date is after June 1, 2014, then, in addition to Tenant’s rights and remedies under Section 1.4 of this Tenant Work Letter, above, the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Lease Commencement Date is delayed beyond such date; provided, however, if the Lease Commencement Date has not occurred by September 1, 2014, and such failure is due solely to delays caused by Force Majeure (excluding financial inability or failure to obtain approvals from the EPA; provided, however, that such exclusion of EPA approvals is not intended to waive or limit any claim by Landlord that a failure to obtain EPA approvals constitutes an event of impossibility that could give rise to Landlord’s right to terminate this Lease), then Landlord shall thereafter have the right to terminate this Lease effective upon the date occurring five (5) business days following receipt by Tenant of Landlord’s termination notice. Notwithstanding the foregoing , upon receipt of any such termination notice from Landlord, Tenant shall have the right to deliver to Landlord, within five (5) business days following receipt by Tenant of Landlord’s termination notice, written notice whereby Tenant agrees to waive any further rent abatement pursuant to the first sentence of this Section 1.5.3. In the event Tenant timely delivers such waiver notice to Landlord then Landlord’s termination notice shall be null and void. Upon any termination as set forth in this Section 1.5.3, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and any security deposit.

1.5.4 Other Terms. Except as set forth in Section 1.4 of this Tenant Work Letter, above, Tenant’s rights to be reimbursed for the additional rent paid by Tenant as set forth in this Section 1.5, and the right to rent abatement as provided in Section 1.5.3, above, shall be Tenant’s sole and exclusive remedies at law or in equity for the failure of the Lease Commencement Date to occur by any particular date.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”), in the amount set forth in Section 12 of the Summary, for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a

EXHIBIT B

total amount which exceeds the Tenant Improvement Allowance, except as expressly set forth in this Tenant Work Letter. In the event that the Tenant Improvement Allowance is not fully disbursed by Landlord to, or on behalf of, Tenant on or before the first (1st) anniversary of the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord’s reasonable rules, regulations, and restrictions, including the requirement that any cabling vendor must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease. In no event, however, shall Tenant be required to remove or restore all or any portion of the Tenant Improvements.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, provided that the Tenant Improvements are consistent with the “Final Space Plan,” as that term is defined below, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.4 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.6 The cost of connection of the Premises to the Building’s energy management systems and any utility connection charges paid by Tenant;

2.2.7 The cost of the “Landlord Supervision Fee,” as that term is defined in Section 4.3.2 of this Tenant Work Letter;

2.2.8 Sales and use taxes and Title 24 fees; and

EXHIBIT B

2.2.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

Notwithstanding anything to the contrary in this Tenant Work Letter, Landlord shall pay for and in no event shall Tenant Improvement Allowance Items include any of the following costs: (i) charges and expenses for changes to the Approved Working Drawings which have not been approved by Tenant, unless such change is required by Applicable Laws; (ii) wages, labor and overhead for overtime and premium time to the extent not set forth in the “Space and Pricing Plan,” as that term is defined in Section 3.2, below; (iii) additional costs and expenses incurred by Landlord on account of Contractor’s or any subcontractor’s default or construction defects; (iv) principal, interest and fees for construction and permanent financing; (v) offsite management or other general overhead costs incurred by Landlord; (vi) costs for which Landlord has a right of reimbursement from others (including, without limitation, insurers and warrantors); (vii) the cost of bringing the Common Areas and the Base Building into compliance with applicable building codes, environmental laws, and other statutes, laws, rules and regulations, for general office use, assuming a standard office occupancy density; (viii) penalties and late charges attributable to Landlord’s failure to pay, when obligated to do so, the Tenant Improvement Allowance; (ix) attorneys’, experts’ and other fees and costs in connection with contract disputes; all of which shall be the sole obligation of Landlord and (x) costs to permit and construct the Tenant Improvements in excess of the Approved Cost Proposal, except for increases set forth in approved change orders. In addition, the amount to be paid to the Contractor as a fee to construct the Tenant Improvements shall not exceed 4% of the lesser of (a) the costs of labor and materials incorporated into the Tenant Improvements under the general contract entered into between Landlord and the Contractor pursuant to this Tenant Work Letter, or (b) the Approved Cost Proposal, plus a reasonable allowance for the cost of general conditions of construction not to exceed 10% of the lesser of the foregoing clauses (a) or (b).

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time, provided such changes do not result in any increase in the cost of the Tenant Improvements or material change in the design or functionality of the Tenant Improvements.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner selected by Tenant, subject to Landlord’s reasonable approval (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the

EXHIBIT B

“Construction Drawings.” Tenant shall be required to include in its contracts with the Architect and the Engineers a provision which requires ownership of all Construction Drawings to be transferred to Tenant upon the Substantial Completion of the Tenant Improvements and Tenant hereby grants to Landlord a non-exclusive right to use such Construction Drawings, including, without limitation, a right to make copies thereof. All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Landlord and Tenant each hereby approves the final space plan for Tenant Improvements in the Premises attached hereto as Schedule (collectively, the “Final Space Plan”). The Final Space Plan with the pricing plan set forth on Schedule 3 shall be known as the “Space and Pricing Plan.”

3.3 Final Working Drawings. On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Tenant Improvements, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit two (2) copies signed by Tenant of the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Landlord shall approve or disapprove of the Final Working Drawings as soon as reasonably possible, but no later than fifteen (15) business days following its receipt of the same. If Landlord disapproves the Final Space Plan, Landlord’s disapproval notice shall provide reasonable detail regarding the reason(s) for such disapproval in order to allow Tenant to make such changes as shall be required for Landlord to approve the Final Space Plan. Notwithstanding anything set forth herein to the contrary, Landlord and Tenant hereby agree that it shall be deemed reasonable for Landlord to withhold its approval of the Final Working Drawings if a “Design Problem” exists. A “Design Problem” shall mean and refer to any design criteria which would (a) adversely affect the Building structure or Building Systems; (b) be in non-compliance with Codes or other Applicable Laws; (c) be seen from the exterior of the Premises; (d) cause material interference with Landlord’s operation of the Project, or (e) be of a quality not equal to or greater than the Standard Improvement Package.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Following final approval of the Approved Working drawings and the Cost Proposal (defined below), Landlord shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,”

EXHIBIT B

as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”). Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for the failure of Landlord to obtain the Permits to the extent such failure is due to the Approved Working Drawings not complying with Code or otherwise being rejected by the applicable municipal authority. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord and Tenant, which consent shall not be unreasonably withheld or delayed.

3.5 Time Deadlines. Each of Landlord and Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and the other Party to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, and, in that regard, shall meet on a scheduled basis to be mutually determined, to discuss progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Landlord and Tenant agree to use best, good faith, efforts and all due diligence to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. A contractor designated by Landlord (“Contractor”) shall construct the Tenant Improvements.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements, and which shall also include the bid amount submitted by each qualified major subcontractor (the “Cost Proposal”); provided, however, the Contractor shall be required to bid each of the major subcontractors (defined as scopes in excess of $400,000) with at least three (3) qualified subcontractors, and Landlord shall, unless otherwise directed by Tenant at the time Tenant approves the Cost Proposal, select the lowest cost bid which is conforming and consistent with the bid assumptions and directions. All such bidding shall be on an “open book” basis so that Tenant may be present at the opening of each bid and Tenant shall in any event receive copies of all bid solicitations and responses to and from prospective bidders. Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, provided that if, upon receipt of the initial Cost Proposal, Tenant wishes to re-bid or negotiate certain trades, or to modify the scope of portions of the Approved Working Drawings to reduce cost, or otherwise engage in value-engineering, Landlord and Contractor shall reasonably cooperate with Tenant to obtain such revised pricing and perform such value engineering; provided, however, any delay resulting therefrom shall be subject to the terms of Section 5.2.5, below. Any changes made to the Approved Working Drawings shall be submitted to Landlord for review and approval, not to be unreasonably withheld, prior to Landlord’s delivery to Tenant of a revised Cost Proposal. Upon

EXHIBIT B

receipt of Tenant’s approved Cost Proposal by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”. Notwithstanding Tenant’s right to approve the subcontractors, each subcontractor shall be a contractor only of the Contractor and/or Landlord, and Tenant shall have no liability to any subcontractor under any subcontract or otherwise with respect to the Premises.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall identify the estimated amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the approved Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. Tenant shall pay, on a monthly basis, within five (5) business days of written notice from Landlord, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the “Over-Allowance Amount,” as such term is defined below, divided by the amount of the Cost Proposal, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any further amounts of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord concurrently with the disbursement of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements pursuant to a “Change Order,” as that term is defined in Section 4.4, below, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs, in each case to the extent set forth in the approved Change Order, shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, pursuant to a commercially reasonable construction contract that shall contain industry standard warranties, to construct the Tenant Improvements in accordance with the Approved Working Drawings (subject to the following sentence) and the approved Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the sum of an amount equal to three percent (3%) of the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter). Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has a fully executed and delivered contract with Contractor for the construction of the Tenant Improvements, and (b) Landlord has procured and delivered all Permits.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant, on a non-exclusive basis such that Landlord and Tenant shall have the right to enforce the same, all warranties and guaranties by Contractor relating to the Tenant Improvements. Notwithstanding anything to the contrary in this Work Letter or the Lease, Tenant’s acceptance of the Premises shall not be deemed a waiver of Tenant’s right to require Landlord to cause Contractor

EXHIBIT B

to correct any defects in the Premises covered by all warranties and guaranties, and, Landlord shall promptly repair or cause contractor to repair all violations of such warranties, at no cost to Tenant, provided that Landlord receives notice of such violations within the applicable warranty period. Landlord shall cause Tenant to be named as an additional insured on the Contractor’s general liability policy and Landlord shall use commercially reasonable efforts to cause the Contractor’s indemnification of Landlord to apply equally to Tenant.

4.3.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, within thirty (30) days following the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building two (2) copies signed by Tenant of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.4 Change Orders. Except to the extent required by Applicable Law, no material changes or modifications to the Approved Working Drawings shall be made except by a written change order signed by Landlord and Tenant. If Tenant desires any change in the Approved Working Drawings, Tenant shall cause the Architect to prepare and to submit to Landlord a copy of the change order reflecting the proposed change. Landlord shall not unreasonably withhold or condition its approval of a change order, and shall approve or disapprove of the same within two (2) business days after receipt thereof; provided that Landlord may withhold its consent, in its sole discretion, to any change if such change would directly or indirectly delay the Substantial Completion of the Premises; provided, further, that to the extent Tenant agrees in writing that such delay specified in such Change Order, shall be deemed a Tenant Delay pursuant to Section 5.2.5 of this Tenant Work Letter, then such consent shall not be unreasonably withheld by Landlord. If Landlord disapproves a change order, Landlord shall notify Tenant of the revisions required, if any, that would make the change order acceptable to Landlord. At the time Landlord approves of a change order, Landlord shall provide Tenant with Landlord’s estimate of (i) the increase or decrease in the cost of the Tenant Improvements which would result from such change order (taking into account any savings resulting from the current or previous changes), and (ii) the delay, if any, beyond October 1, 2012, in the completion of the Tenant Improvements which would result from such change order. Landlord shall exercise reasonable care in preparing the cost and delay estimates, but such estimates will not limit Tenant’s obligation to pay for the actual increase in the cost of the Tenant Improvements resulting from the change order or Tenant’s responsibility for actual delays resulting from the change order. Within two (2) business days after receipt of the cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the change order. If Tenant approves of the change order, then Tenant and Landlord shall execute the change order, and the Approved Working Drawings shall be revised to incorporate the change order. If Tenant fails to approve the change order within such two (2) business days, construction of the Tenant Improvements shall proceed in accordance with the Approved Working Drawings without incorporating the change order.

EXHIBIT B

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion or satisfaction of all of the following: (1) construction of the Base, Core and Shell, including, without limitation, construction of the Common Areas and completion of any addition to, alteration, improvement or relocation of the Remediation Equipment required by the EPA in connection with construction of the Project, (2) completion of the EPA Approved Sub-Slab System, (3) approval by the EPA of the Contingency Plan, (4) confirmation that the results of the Pre-Occupancy Sampling are below Applicable Cleanup Levels in accordance with Section 29.19.4(iii) of the Lease, (5) construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any “punch list” items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, (6) Landlord shall have obtained a certificate of occupancy or its equivalent for occupancy of the Premises for general office use, assuming standard office density and (7) Landlord has delivered possession of the premises to Tenant.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If there is an actual delay or there are actual delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, in each case beyond June 1, 2013, as a direct, indirect, partial, or total result of:

5.2.1 Tenant’s failure to comply with the Time Deadlines;

5.2.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.3 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5 Tenant’s request for changes in the Approved Working Drawings, to the extent set forth in an approved Change Order;

5.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package and not indicated on the Final Space Plan;

5.2.5 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

EXHIBIT B

5.2.6 Any other acts or omissions of Tenant, or its agents, or employees that causes such a delay and persists for more than 24 hours after notification to Tenant from Landlord;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

5.3 Punch List Items. Landlord shall use commercially reasonable efforts to cause the Contractor to correct, within thirty (30) days following the Lease Commencement Date, the “punch list” items identified by Landlord and Tenant. All such work shall be performed so as to reasonably minimize any interruption to Tenant use of the Premises for the Permitted Use.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises at all reasonable times at least three (3) weeks prior to the Substantial Completion of the Premises for the purpose of (i) Tenant installing Tenant’s Property, furniture, equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises, and (ii) generally making the Premises ready for Tenant’s use and occupancy. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Freight Elevators. Landlord shall, at no additional cost to Tenant, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Andy Micallef as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4 Landlord’s Representative. Landlord has designated Cameron Quispgard as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall be from a list of supplied by Landlord and shall all be union labor in compliance with the then existing master labor agreements.

EXHIBIT B

6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. Landlord and Tenant hereby agree that the terms of Section 19.5.1 of the Lease shall not be applicable to this Tenant Work Letter.

6.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.8 Insurance. Landlord shall procure (or shall require the Contractor to procure) builder’s risk insurance for the full replacement cost of the Base Building and Tenant Improvements while the Base Building and Tenant Improvements are under construction.

EXHIBIT B

SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

Dates	Actions to be Performed

A. Done	Final Space Plan to be completed by Tenant and delivered to Landlord.

B. December 1, 2012	Tenant to deliver Final Working Drawings to Landlord, which Final Working Drawings are sufficient to allow Landlord to obtain the Permits pursuant to Section 3.4 of the Tenant Work Letter.

C. Five (5) business days after the receipt of the Cost Proposal by Tenant.	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

SCHEDULE 2 TO EXHIBIT B

BASE BUILDING PLANS

Base Building Plans provided by AECOMM as such will be modified and updated as of June 24, 2012 and reflect Tenant requested change of the staircase location on the north end of the building.

SCHEDULE 2 TO

EXHIBIT B

SCHEDULE 3 TO EXHIBIT B

FINAL SPACE PLAN

[ON FOLLOWING PAGE]

SCHEDULE 3 TO

EXHIBIT B

SPECIFIC COST-OUT NOTES

SITE NOTES

PATCHING & CUTTING NOTES

CONSTRUCTION NOTES

CEILING NOTES

HVAC NOTES

POWER AND SIGNAL NOTES

FINISH NOTES

FIRE PROTECTION NOTES

MILLWORK NOTES: PLASTIC LAMINATE

DOORS AND HARDWARE

ENTRIES NOTES

aai
architecture + interior design

1234 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4301 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3070 fax 925.847.9714

www.aaidesign.com

AUDIENCE

331 FAIRCHILD
MOUNTAIN VIEW, CA

Equity Office

NOT FOR CONSTRUCTION

COST-OUT NOTES

PROJECT NO.

CO-1

1 FLOOR PLAN-FIRST FLOOR

KEY NOTES

LEGEND

aai
architecture + interior design

1034 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4501 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3070 fax 925.847.9714

www.aaidesign.com

AUDIENCE

331 FAIRCHILD
MOUNTAIN VIEW, CA

Equity Office

REV.	DATE	DESCRIPTION	BY
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	ISSUED FOR PRICING	JE

NOT FOR CONSTRUCTION

COST OUT
FIRST FLOOR

CO.2

FLOOR PLAN-SECOND FLOOR
REFER TO SHEET CO.1 AND CO.2 NOTES AND LEGEND

aai
architecture + interior design
1036 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811
4501 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3070 fax 925.847.9714
www.aaidesign.com

AUDIENCE

331 FAIRCHILD
MOUNTAIN VIEW, CA

Equity Office

NOT FOR CONSTRUCTION

COST OUT
SECOND FLOOR

PROJECT NO.

CO.3

(1) FLOOR PLAN - THIRD FLOOR

REFER TO SHEET CO.1 AND CO.2 NOTES AND LEGEND

aai

architecture + interior design

1034 The Alameda
San Jose, California 95126
main 408.297.8899 fax 408.297.8811

4301 Hacienda Drive, Suite 480
Pleasanton, California 94588
main 925.463.3070 fax 925.847.7714

www.aaidesign.com

AUDIENCE

331 FAIRCHILD
MOUNTAIN VIEW, CA

Equity Office

REV	DATE	DESCRIPTION	BY
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	CLIENT REVIEW	[illegible]
	[illegible]	ISSUED FOR PRICING	[illegible]

NOT FOR CONSTRUCTION

COST OUT
THIRD FLOOR

PROJECT NO.

CO.4

EXHIBIT C

331 FAIRCHILD DRIVE

FORM OF NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 200 between , a (“Landlord”), and , a (“Tenant”) concerning the office building located at , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

“Landlord”:

,

a

By:

Its:

Agreed to and Accepted as of , 200 .

“Tenant”:

a

By:

Its:

EXHIBIT D

331 FAIRCHILD DRIVE

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without providing copies of any keys to Landlord. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. Tenant, its employees and agents must be sure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

4. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

5. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building that is visible from outside the Premises, without the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

7. Tenant shall not overload the floor of the Premises beyond the Building standard floor loading specifications, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall (other than the hanging of normal and customary office decorations) or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

8. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material that is considered hazardous, other than standard portable propone tanks located outside of the Building and used for the operation of an outdoor grill.

9. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, vibrations or electronic disruption, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

11. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

12. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

13. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.

14. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

15. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the

EXHIBIT D

purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

16. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

17. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

18. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord.

20. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

21. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

22. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

23. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

24. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further

EXHIBIT D

assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

25. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

26. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

27. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

331 FAIRCHILD DRIVE

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 200    by and between                     , as Landlord, and the undersigned, as Tenant, for Premises located in the office building located at                                         , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Intentionally Deleted.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

8. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except the Security Deposit in the amount of $                     as provided in the Lease.

EXHIBIT E

10. To Tenant’s actual knowledge, as of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company, partnership or limited liability partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To Tenant’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the              day of                     , 200    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E

EXHIBIT F

331 FAIRCHILD DRIVE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

[INSERT ADDRESS]

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the              day of             , 200__, by and between              (“Landlord”), and              (“Tenant”), with reference to the following facts:

A.	Landlord and Tenant entered into that certain Office Lease Agreement dated , 200 (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B.	The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ( ) acres of real property located in the City of , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C.	Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated , 200 , in connection with the Project.

D.	Tenant is agreeing to recognize and cause its leasehold estate under the Lease to be subject to the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and cause its leasehold estate under the Lease to be subject to all of the terms and conditions of the Declaration.

2. Miscellaneous.

EXHIBIT F

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT F

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,

a

By:

Its:

“Tenant”:

,

a

By:

Its:

By:

Its:

EXHIBIT F

EXHIBIT G

331 FAIRCHILD DRIVE

MARKET RENT ANALYSIS

When determining Market Rent, the following rules and instructions shall be followed.

1. RELEVANT FACTORS. The “Market Rent,” as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit G) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions”. The “Market Rent,” as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of 60,000 rentable square feet or larger transactions, for a comparable term, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”). The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit G and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises and/or improvement allowances granted to Tenant, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users (as contrasted to the Tenant), and (v) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the Comparable Transactions.

2. TENANT SECURITY. The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit

EXHIBIT G

history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3. TENANT IMPROVEMENT ALLOWANCE. If, in determining the Market Rent for an Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Option Space (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect to grant all or a portion of the Option Term TI Allowance in accordance with the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to offset against the rental rate component of the Market Rent all or a portion of the Option Term TI Allowance (in which case such portion of the Option Term TI Allowance provided in the form of a rental offset shall not be granted to Tenant). To the extent Landlord elects not to grant the entire Option Term TI Allowance to Tenant as a tenant improvement allowance, the offset under item (B), above, shall equal the amount of the tenant improvement allowance not granted to Tenant as a tenant improvement allowance pursuant to the preceding sentence.

4. COMPARABLE BUILDINGS. For purposes of this Lease, the term “Comparable Buildings” shall mean the Building and those certain other first-class low to mid-rise office buildings in the cities of Mountain View and Sunnyvale, California, of comparable size, location, identity and age to the Building.

5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1 The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3 The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to 8.0%) to the lease commencement date, resulting in a net present value estimate.

5.4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for

EXHIBIT G

dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate applicable the Option Term.

EXHIBIT G

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT H

EXHIBIT I

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease”), you are to provide an update to the information initially provided by you in this certificate, and obtain Landlord’s approval, before commencing a new Use (defined in Section 28.1.2 of the Lease) of Hazardous Materials (as defined in Section 28.1.1 of the Lease), all as provided in Section 28.1.2 of the Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Market Officer
Phone: (650) 372-3500

Name of (Prospective) Tenant:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and

Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

EXHIBIT I

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☐
Chemical Products	Yes ☐	No ☐
Other	Yes ☐	No ☐

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1 above, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including, for each Hazardous Material, the applicable hazard class, the maximum quantity(ies) to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies that are not regulated by any Law as a Hazardous Material); and the proposed location(s), method(s) and estimated frequency of, and the proposed contractors or subcontractors for, treatment or disposal. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☐     No   ☐

If yes, please explain:

EXHIBIT I

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐    No   ☐

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes  ☐    No   ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?

surface water?	no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes  ☐    No  ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1

Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there

EXHIBIT I

are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐    No   ☐

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past 36 months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☐    No  ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition

EXHIBIT I

65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes  ☐    No   ☐

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐    No   ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 28.2 of the Lease.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐    No   ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 28.2 of the Lease.

EXHIBIT I

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes  ☐    No   ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease and, if such Lease is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease is executed, this Hazardous Materials Disclosure Certificate may be required to be updated from time to time in accordance with Section 28.1.1 of the Lease. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term of the Lease, as it may be extended.

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

                                                                      ,

a

By:

Title:

EXHIBIT I

EXHIBIT J

SIGNAGE PLAN

[ON FOLLOWING PAGE]

EXHIBIT J

On-Building Sign

Design:

Halo Lit LED Sample

CRANEL

A
F
I
C
D
G
B
H

A. 1" x 1" angle clip

B. Fabricated aluminum letters. Painted with etching primer and sandable surfacing primer. Returns MAP painted. Inside painted flat white.

C. Max-Brite LED modules (white)

D. Letter lead

F. 12V Power supply, UL listed.

G. Weather proof service switch

H. ¼" Powers wedge bolt w/plate washer and screw anchor. Includes 2" stand-off sleeves.

I. 3/16" white Lexan diffuser

Location:

TENANT XYZ
ELEVATION VIEW

Site Plan

(Showing Potential Sign Locations)

C 1ALT
C 1
F 02
Entrance
Bicycle Lockers
331 Fairchild
LOADING DOCK
C Alt.
C 2
A 01
B 01
NATIONAL AVENUE
FAIRCHILD DRIVE
FAIRCHILD

A 01

Main Monument

B 01

Secondary Monument

C 01

Building Tenant Sign

D 01

Regulatory A Sign

F 01

Regulatory B Sign

EXHIBIT K

AT&T EQUIPMENT

[ON FOLLOWING PAGE]

EXHIBIT K

Exhibit L

AUDIENCE LEASE ENVIRONMENTAL REPORTS LIST

REPORT	AUTHOR	DATE

Environmental Summary	EOP

Phase I Environmental Site Assessment	Geotrans	May 25, 2007

Phase I Environmental Site Assessment	ATC	February 29, 2008

Reasonable Steps Letter from EPA	EPA	January 24, 2008

Reasonable Steps Response Letter	ATC	March 21, 2008

Technical Specifications for Mountain View Vapor Collection System 4-2012 and Sub-Slab Depressurization System and Vapor Barrier	Arcadis	April 2012

Technical Specifications for Mountain View Vapor Collection System 5/4/12 and Sub-Slab Depressurization System and Vapor Barrier 5/7/12	Arcadis	May 2012

EPA Comments on Sub-Slab Design and Vapor Collection System	EPA	May 18, 2012

Soil Management and Air Monitoring Plan, Demolition Phase	ATC	March 2, 2012

EPA Approval of Soil Management and Air Monitoring Plan, Demolition Phase	EPA	March 5, 2012

Hazards Evaluation Report	ATC	January 7, 2008

REPORT	AUTHOR	DATE

Groundwater Reports from Schlumberger	Geosyntec	April 2012

Report from Geotechnical Soil Cuttings	EnviroPacific/ATC	2008

Reports from Historical Soil Removal Work at 644 National	Superfund 5 Year Review	September 2004

Final Supplemental Remedial Investigation Report for Vapor Intrusion Pathway (Indoor Air Sampling Reports for 644 National) and 660/670 National	Haley & Aldrich	June 29, 2009

Owner Phase I Questionnaire	EOP	May 2, 2012

Soils Reports	Preliminary Closeout Report	1999

Site Plans	EOP

Final Supplemental Remedial Investigation Report for Vapor Intrusion Pathway	Haley & Aldrich	2009

2010 Annual Report Progress	Geosyntec	June 5, 2011

STC Easement	Prior Owner/STC	July 31, 1984

Soil Quality Data	Smith	August 9, 1995

Amendment to Administrative Order Docket No. 91-4	EPA	September 16, 2011

Record of Decision Amendment for the Vapor Intrusion Pathway	EPA	August 16, 2010